Exhibit 99.1

Master Manufacturing Services Agreement

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

Master Manufacturing Services Agreement

28 November 2016

Master Manufacturing Services Agreement

Table of Contents

ARTICLE 1		1

STRUCTURE OF AGREEMENT AND INTERPRETATION		1

1.1	MASTER AGREEMENT	1
1.2	PRODUCT AGREEMENTS	1
1.3	DEFINITIONS	2
1.4	CURRENCY	7
1.5	SECTIONS AND HEADINGS	7
1.6	SINGULAR TERMS	7
1.7	APPENDIX 1, SCHEDULES AND EXHIBITS	7

ARTICLE 2		8

PATHEON’S MANUFACTURING SERVICES		8

2.1	MANUFACTURING SERVICES	8
2.2	TECHNOLOGY TRANSFER AND SCALE-UP SERVICES AND ADDITIONAL SERVICE	9
2.3	ACTIVE MATERIAL YIELD	10

ARTICLE 3		12

CLIENT’S OBLIGATIONS		12

3.1	PAYMENT	12
3.2	ACTIVE MATERIALS AND QUALIFICATION OF ADDITIONAL SOURCES OF SUPPLY	12

ARTICLE 4		13

CONVERSION FEES AND COMPONENT COSTS		13

4.1	FIRST YEAR PRICING	13
4.2	PRICE ADJUSTMENTS – SUBSEQUENT YEARS’ PRICING	13
4.3	ADJUSTMENTS DUE TO TECHNICAL CHANGES OR REGULATORY AUTHORITY REQUIREMENTS	14
4.4	MULTI-COUNTRY PACKAGING REQUIREMENTS	15
4.5	COST IMPROVEMENT MEASURES	15

ARTICLE 5		15

ORDERS, SHIPMENT, INVOICING, PAYMENT		15

5.1	ORDERS AND FORECASTS	15
5.2	RELIANCE BY PATHEON	16
5.3	MINIMUM ORDERS	17
5.4	DELIVERY AND SHIPPING	17
5.5	INVOICES AND PAYMENT	17

i

Master Manufacturing Services Agreement

ARTICLE 6		18

QUALITY MANAGEMENT		18

6.1	NON-COMPLIANCE OF PRODUCT	18
6.2	PRODUCT RECALLS AND RETURNS	19
6.3	PATHEON’S RESPONSIBILITY FOR DEFECTIVE AND RECALLED PRODUCTS	19
6.4	DISPOSITION OF DEFECTIVE OR RECALLED PRODUCTS	20
6.5	HEALTHCARE PROVIDER OR PATIENT QUESTIONS AND COMPLAINTS	20
6.6	SOLE REMEDY	21
6.7	QUALITY AGREEMENT	21
6.8	QUALITY AGREEMENT TERMS	21
6.9	BREACH OF QUALITY AGREEMENT	21
6.10	SPECIFICATION CHANGES	21

ARTICLE 7		22

CO-OPERATION		22

7.1	STEERING COMMITTEE	22
7.2	RELATIONSHIP MANAGER AND QUARTERLY REVIEWS	22
7.3	GOVERNMENTAL AGENCIES	23
7.4	RECORDS AND ACCOUNTING BY PATHEON	23
7.5	INSPECTION	23
7.6	ACCESS	23
7.7	NOTIFICATION OF REGULATORY INSPECTIONS	24
7.8	REPORTS	24
7.9	REGULATORY FILINGS	24

ARTICLE 8		25

TERM AND TERMINATION		25

8.1	INITIAL TERM	25
8.2	TERMINATION FOR CAUSE	25
8.3	OBLIGATIONS ON TERMINATION	26

ARTICLE 9		27

REPRESENTATIONS, WARRANTIES AND COVENANTS		27

9.1	AUTHORITY	27
9.2	CLIENT WARRANTIES	27
9.3	PATHEON WARRANTIES	28
9.4	PERMITS	29
9.5	NO WARRANTY	29

ARTICLE 10		29

Master Manufacturing Services Agreement

REMEDIES AND INDEMNITIES		29

10.1	CONSEQUENTIAL AND OTHER DAMAGES	29
10.2	LIMITATION OF LIABILITY	29
10.3	PATHEON INDEMNITY	30
10.4	CLIENT INDEMNITY	30
10.5	REASONABLE ALLOCATION OF RISK	30

ARTICLE 11		31

CONFIDENTIALITY		31

11.1	CONFIDENTIAL INFORMATION	31
11.2	USE OF CONFIDENTIAL INFORMATION	31
11.3	EXCLUSIONS	31
11.4	PHOTOGRAPHS AND RECORDINGS	32
11.5	PERMITTED DISCLOSURE	32
11.6	MARKING	32
11.7	RETURN OF CONFIDENTIAL INFORMATION	32
11.8	REMEDIES	32

ARTICLE 12		33

DISPUTE RESOLUTION		33

12.1	COMMERCIAL DISPUTES	33
12.2	TECHNICAL DISPUTE RESOLUTION	33

ARTICLE 13		33

MISCELLANEOUS		33

13.1	INVENTIONS	33
13.2	INTELLECTUAL PROPERTY	34
13.3	INSURANCE	34
13.4	INDEPENDENT CONTRACTORS	34
13.5	NO WAIVER	34
13.6	ASSIGNMENT AND SUBCONTRACTING	34
13.7	FORCE MAJEURE	35
13.8	ADDITIONAL PRODUCT	35
13.9	NOTICES	35
13.10	SEVERABILITY	36
13.11	ENTIRE AGREEMENT	36
13.12	OTHER TERMS	36
13.13	NO THIRD PARTY BENEFIT OR RIGHT	37
13.14	EXECUTION IN COUNTERPARTS	37
13.15	USE OF CLIENT NAME	37

Master Manufacturing Services Agreement

13.16	TAXES	37
13.17	GOVERNING LAW	38

Master Manufacturing Services Agreement

MASTER MANUFACTURING SERVICES AGREEMENT

THIS MASTER MANUFACTURING SERVICES AGREEMENT (the “Agreement”) is made as of 28 November 2016 (the “Effective Date”)

B E T W E E N:

PATHEON UK LIMITED

a corporation existing under the laws of England

of Kingfisher Drive, Covingham, Swindon, SN3 5BZ

(“Patheon”),

- and –

NEUROCRINE BIOSCIENCES, INC.,

a corporation existing under the laws of Delaware

of 12780 El Camino Real, San Diego 92130, California, USA, on behalf of itself and its wholly-owned subsidiaries

(collectively “Client”).

THIS AGREEMENT WITNESSES THAT in consideration of the rights conferred and the obligations assumed herein, and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), and intending to be legally bound the parties agree as follows:

ARTICLE 1

STRUCTURE OF AGREEMENT AND INTERPRETATION

1.1	Master Agreement.

This Agreement establishes the general terms and conditions under which Patheon or any Affiliate of Patheon may perform Manufacturing Services for Client or any Affiliate of Client, at the manufacturing site where the Affiliate of Patheon resides. This “master” form of agreement is intended to allow the parties, or any of their Affiliates, to contract for the manufacture of multiple Products through Patheon’s global network of manufacturing sites through the issuance of site specific Product Agreements without having to re-negotiate the basic terms and conditions contained herein.

1.2	Product Agreements.

This Agreement is structured so that a Product Agreement may be entered into by the parties for the manufacture of a particular Product or multiple Products at a Patheon manufacturing site. Each Product Agreement will be governed by the terms and conditions of this Agreement unless the parties to the Product Agreement expressly modify the terms and conditions of this Agreement in the Product Agreement. Unless otherwise agreed by the parties, each Product Agreement will be in the general form and contain the information set forth in Appendix 1 hereto.

Master Manufacturing Services Agreement

1.3	Definitions.

The following terms will, unless the context otherwise requires, have the respective meanings set out below and grammatical variations of these terms will have corresponding meanings:

“Active Materials”, “Active Pharmaceutical Ingredients” or “API” means the materials listed in a Product Agreement on Schedule D;

“Active Materials Credit Value” means the value of the Active Materials for certain purposes of this Agreement, as set forth in a Product Agreement on Schedule D;

“Actual Annual Yield” or “AAY” has the meaning specified in Section 2.3(a);

“Actual Yearly Volume” or “AYV” has the meaning specified in Section 4.2.1;

“Affiliate” means:

(a)	a business entity which owns, directly or indirectly, a controlling interest in a party to this Agreement, by stock ownership or otherwise; or

(b)	a business entity which is controlled by a party to this Agreement, either directly or indirectly, by stock ownership or otherwise; or

(c)	a business entity, the controlling interest of which is directly or indirectly common to the majority ownership of a party to this Agreement;

For this definition, “control” means the ownership of shares carrying at least a majority of the votes for the election of the directors of a corporation;

“Annual Product Review Report” means the annual product review report prepared by Patheon or an Affiliate of Patheon as described in Title 21 of the United States Code of Federal Regulations, Section 211.180(e);

“Annual Report” means the annual report to the FDA which is required to be prepared and filed by Client regarding the Product as described in Title 21 of the United States Code of Federal Regulations, Section 314.81(b)(2);

“Annual Volume” means the minimum volume of Product to be manufactured in any Year of this Agreement as set forth in a Product Agreement on Schedule B;

“Applicable Laws” means (i) for Patheon, the Laws of the jurisdiction where the Manufacturing Site is located; and (ii) for Client, the Laws of all jurisdictions where the Products are manufactured, distributed, and marketed as these are agreed and understood by the parties in this Agreement;

“Authority” means any governmental or regulatory authority, department, body or agency or any court, tribunal, bureau, commission or other similar body, whether federal, state, provincial, county or municipal;

“Breach Notice” has the meaning specified in Section 8.2(a);

Master Manufacturing Services Agreement

“Business Day” means a day other than a Saturday, Sunday or a day that is a statutory holiday in the United States, United Kingdom or the jurisdiction where the Manufacturing Site is located.;

“Capital Equipment Agreement” means a separate agreement that the parties may enter into that will address responsibility for the purchase of capital equipment and facility modifications that may be required to perform the Manufacturing Services under a particular Product Agreement;

“cGMPs” means, as applicable, current good manufacturing practices as described in:

(a)	Parts 210 and 211 of Title 21 of the United States’ Code of Federal Regulations;

(b)	EC Directive 2003/94/EC;

(c)	Division 2 of Part C of the Food and Drug Regulations (Canada); and

(d)	Similar current good manufacturing practices for countries/political entities other than those described above as may be agreed to by the Parties in any Product Agreement.

together with the latest Health Canada, FDA and EMA guidance documents pertaining to manufacturing and quality control practice, all as updated, amended and revised from time to time;

“Client Intellectual Property” means Intellectual Property generated or derived by Client before entering into this Agreement, or by Patheon while performing any Manufacturing Services or otherwise generated or derived by Patheon in its business which Intellectual Property is specific to, or dependent upon, Client’s Active Material or Product;

“Client Property” has the meaning specified in Section 8.3(a)(v);

“Client-Supplied Components” means those Components to be supplied by Client or that have been supplied by Client;

“Change Control Procedure” has the meaning specified in Section 6.10(a);

“Components” means, collectively, all packaging components, raw materials, ingredients, and other materials (including labels, product inserts and other labelling for the Products) required to manufacture the Products in accordance with the Specifications, other than the Active Materials;

“Confidential Information” has the meaning specified in Section 11.1;

“Conversion Fee” means the Price for performing the Manufacturing Services excluding the cost of Components;

“CTD” has the meaning specified in Section 7.9(c);

“C-TPAT” has the meaning specified in Section 2.1(f);

“Deficiencies” have the meaning specified in Section 7.9(d);

“Deficiency Notice” has the meaning specified in Section 6.1(a);

Master Manufacturing Services Agreement

“Delivery Date” means the date scheduled for shipment of Product under a Firm Order as set forth in Section 5.1(d);

“Disclosing Party” has the meaning specified in Section 11.1;

“EMA” means the European Medicines Agency;

“FDA” means the United States Food and Drug Administration;

“Firm Orders” have the meaning specified in Section 5.1(c);

“Force Majeure Event” has the meaning specified in Section 13.7;

“GST” has the meaning specified in Section 13.16(a)(iii);

“Health Canada” means the section of the Canadian Government known as Health Canada and includes, among other departments, the Therapeutic Products Directorate and the Health Products and Food Branch Inspectorate;

“Importer of Record” has the meaning specified in Section 3.2(a);

“Initial Product Term” has the meaning specified in Section 8.1;

“Initial Term” has the meaning specified in Section 8.1;

“Intellectual Property” includes, without limitation, rights in patents, patent applications, formulae, trademarks, trademark applications, trade-names, Inventions, copyrights, industrial designs, trade secrets, and know how;

“Invention” means information about any innovation, improvement, development, discovery, computer program, device, trade secret, method, know-how, process, technique or the like, whether or not written or otherwise fixed in any form or medium, regardless of the media on which it is contained and whether or not patentable or copyrightable;

“Inventory” means all inventories of Components and work-in-process produced or held by Patheon for the manufacture of the Products but, for greater certainty, does not include the Active Materials;

“Laws” means all laws, statutes, ordinances, regulations, rules, by-laws, judgments, decrees or orders of any Authority;

“Long Term Forecast” has the meaning specified in Section 5.1(a);

“Manufacturing Services” means the commercial manufacturing, quality control, quality assurance, stability testing, packaging, and related services, as set forth in this Agreement, required to manufacture Product or Products using the Active Materials and Materials.

“Manufacturing Site” means the facility owned and operated by Patheon or an Affiliate of Patheon where the Manufacturing Services will be performed as identified in a Product Agreement;

Master Manufacturing Services Agreement

“Materials” means all Components and other materials routinely required to manufacture the Products in accordance with the Specifications, other than the Active Materials;

“Maximum Credit Value” means the maximum value of Active Materials that may be credited by Patheon under this Agreement, as set forth in a Product Agreement on Schedule D;

“Minimum Order Quantity” means the minimum number of batches of a Product to be produced during the same cycle of manufacturing as set forth in a Product Agreement on Schedule B;

“Obsolete Stock” has the meaning specified in Section 5.2(b);

“Patheon Competitor” means a business that derives greater than […***…]% of its revenues from performing contract pharmaceutical development or commercial manufacturing services;

“Patheon Intellectual Property” means Intellectual Property generated or derived by Patheon before performing any Manufacturing Services, developed by Patheon while performing the Manufacturing Services, or otherwise generated or derived by Patheon in its business which Intellectual Property is not specific to, or dependent upon, Client’s Active Material or Product including, without limitation, Inventions and Intellectual Property which may apply to manufacturing processes or the formulation or development of drug products, drug product dosage forms or drug delivery systems unrelated to the specific requirements of the Product(s);

“Price” means the fees to be charged by Patheon for performing the Manufacturing Services, and includes the cost of Components (other than Client-Supplied Components), certain cost items as set forth in a Product Agreement on Schedule B, and annual stability testing fees as set forth in a Product Agreement on Schedule C;

“Product(s)” means the product(s) listed in a Product Agreement on Schedule A;

“Product Agreement” means the agreement between Patheon and Client issued under this Agreement in the form set forth in Appendix 1 (including Schedules A to D) under which Patheon will perform Manufacturing Services at a particular Manufacturing Site;

“Product Claims” have the meaning specified in Section 6.3(c);

“Quality Agreement” means the agreement between the parties entering into a Product Agreement, or between the applicable Affiliate of Patheon and Client if the Manufacturing Services are subcontracted to such Affiliate by Patheon, that sets out the quality assurance standards for the Manufacturing Services to be performed by Patheon for Client;

“Recall” has the meaning specified in Section 6.2(a);

“Recipient” has the meaning specified in Section 11.1;

“Regulatory Approval” has the meaning specified in Section 7.9(a);

“Regulatory Authority” means the FDA, EMA, and Health Canada and any other foreign regulatory agencies competent to grant marketing approvals for pharmaceutical products including the Products in the Territory;

“Remediation Period” has the meaning specified in Section 8.2(a);

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Master Manufacturing Services Agreement

“Representatives” means a party’s directors, officers, employees, advisers, agents, consultants, subcontractors, service partners, professional advisors, or representatives;

“Resident Jurisdiction” has the meaning specified in Section 13.16(a)(i);

“Shortfall” has the meaning specified in Section 2.3(b);

“Specifications” means the file, for each Product, which is given by Client to Patheon in accordance with the procedures listed in a Product Agreement on Schedule A and which contains documents relating to each Product, including, without limitation:

(a)	specifications for Active Materials and Components;

(b)	manufacturing specifications, directions, and processes;

(c)	storage requirements;

(d)	all environmental, health and safety information for each Product including material safety data sheets; and

(e)	the finished Product specifications, packaging specifications and shipping requirements for each Product;

all as updated, amended and revised from time to time by Client in accordance with the terms of this Agreement;

“Surplus” has the meaning specified in Section 2.3(c);

“Target Yield” has the meaning specified in Section 2.3(a);

“Target Yield Determination Batches” has the meaning specified in Section 2.3(a);

“Tax” or “Taxes” have the meaning specified in Section 13.16(a);

“Technical Dispute” has the meaning specified in Section 12.2;

“Technology Transfer and Scale-Up Services” means the technology transfer and scale-up services specified in Exhibit D and referred to in Section 2.2.

“Territory” means the geographic area described in a Product Agreement where Products manufactured by Patheon will be distributed by Client;

“Third Party Rights” means the Intellectual Property of any third party;

“VAT” has the meaning specified in Section 13.16(d);

“Year” means in the first year of this Agreement or in the first year of a Product Agreement, the period from the Effective Date up to and including December 31 of the same calendar year, and thereafter will mean a calendar year; and

“Yearly Forecast Volume” or “YFV” has the meaning specified in Section 4.2.1.

Master Manufacturing Services Agreement

1.4	Currency.

Unless otherwise agreed in a Product Agreement, all monetary amounts expressed in this Agreement are in US Dollars.

1.5	Sections and Headings.

The division of this Agreement into Articles, Sections, Subsections, an Appendix, Schedules and Exhibits and the insertion of headings are for convenience of reference only and will not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to a Section, Appendix, Schedule or Exhibit refers to the specified Section, Appendix, Schedule or Exhibit to this Agreement. In this Agreement, the terms “this Agreement”, “hereof”, “herein”, “hereunder” and similar expressions refer to this Agreement as a whole and not to any particular part, Section, Appendix, Schedule or Exhibit of this Agreement.

1.6	Singular Terms.

Except as otherwise expressly stated or unless the context otherwise requires, all references to the singular will include the plural and vice versa.

1.7	Appendix 1, Schedules and Exhibits.

Appendix 1 (including the Schedules thereto) and the following Exhibits are attached to, incorporated in, and form part of this Agreement:

Appendix 1	-	Form of Product Agreement (Including Schedules A to D)

Exhibit A	-	Technical Dispute Resolution
Exhibit B	-	Quarterly Active Materials Inventory Report
Exhibit C	-	Report of Annual Active Materials Inventory Reconciliation and Calculation of Actual Annual Yield
Exhibit D	-	Technology Transfer and Scale-Up Services

Master Manufacturing Services Agreement

ARTICLE 2

PATHEON’S MANUFACTURING SERVICES

2.1	Manufacturing Services.

Patheon will perform the Manufacturing Services for the Territory for the Price specified in a Product Agreement in Schedules B and C to manufacture Products for Client. Schedule B to a Product Agreement sets forth a list of cost items that are included in the Price for Products; all cost items that are not included in the Price are subject to additional fees to be paid by Client which will be the subject of a written agreement between the Parties. Patheon may amend the fees set out in Schedules B and C to a Product Agreement as set forth in Article 4. Patheon may change the Manufacturing Site for the Products only with the prior written consent of Client, this consent not to be unreasonably withheld, provided, however, Patheon acknowledges that avoidance of a cost increase is a valid reason for Client to withhold consent. In performing the Manufacturing Services, Patheon and Client agree that:

(a)	Conversion of Active Materials and Components. Patheon will convert Active Materials and Components into Product.

(b)

Quality Control and Quality Assurance. Patheon will perform the quality control and quality assurance testing specified in the Quality Agreement. Batch review and release to Client will be the responsibility of Patheon’s quality assurance group. Patheon will perform its batch review and release responsibilities in accordance with Patheon’s standard operating procedures. Each time Patheon ships Products to Client, it will give Client a certificate of analysis and certificate of compliance including a statement that the batch has been manufactured and tested in accordance with Specifications and cGMPs. Client will have sole responsibility for the release of Products to the market. The form and style of batch documents, including, but not limited to, batch production records, lot packaging records, equipment set up control, operating parameters, and data printouts, raw material data, and laboratory notebooks are the exclusive property of Patheon. Specific Product related information contained in those batch documents is Client property.

(c)	Components. Patheon will purchase and test all Components (with the exception of Client-Supplied Components) at Patheon’s expense and as required by the Specifications.

(d)

Stability Testing. Patheon will conduct stability testing on the Products in accordance with the protocols set out in the Specifications for the separate fees and during the time periods set out in Schedule C to a Product Agreement. Patheon will not make any changes to these testing protocols without prior written approval from Client. If a confirmed stability test failure occurs, Patheon will notify Client within […***…], after which Patheon and Client will jointly determine the proceedings and methods to be undertaken to investigate the cause of the failure, including which party will bear the cost of the investigation. Patheon will not be liable for these costs unless it has failed to perform the Manufacturing Services in accordance with the Specifications and cGMPs. Patheon will give Client all stability test data and results at Client’s request.

In the event that Client requests a stability program to be terminated early, any costs associated with the disposal of any remaining drug product or shipment of any remaining drug product back to Client will be charged to Client at a price to be agreed in good faith between the parties.

(e)	Packaging and Artwork. Patheon will package the Products in accordance with the Specifications. Client will be responsible for the cost of artwork development. Patheon

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Master Manufacturing Services Agreement

will determine and imprint the batch numbers and expiration dates for each Product shipped. The batch numbers and expiration dates will be affixed on the Products and on the shipping carton of each Product as outlined in the Specifications and as required by cGMPs. Client may, in its sole discretion, make changes as the case may be, to labels, product inserts, and any other packaging for the Products. Those changes will be submitted by Client to all applicable Regulatory Authorities as required and other third parties responsible for the approval of the Products. Client will be responsible for the cost of labelling obsolescence when changes occur, as contemplated in Section 4.3. Patheon’s name will not appear on the label or anywhere else on the Products unless: (i) required by any Laws; or (ii) Patheon consents in writing to the use of its name. At least […***…] days prior to the Delivery Date of Product for which new or modified artwork is required, Client will provide at no cost to Patheon, final camera ready artwork for all packaging Components to be used in the manufacture of the Product that meet the Specifications. For the avoidance of doubt, the parties acknowledge and agree that Client will be responsible for complying with any and all regulatory requirements for the labeling of the Product.

(f)

Active Materials and Client-Supplied Components. At least […***…] days before the scheduled production date, Client will deliver the Active Materials and any Client-Supplied Components to the Manufacturing Site DDP (Incoterms 2010), at no cost to Patheon, with any VAT paid by Client, in sufficient quantity to enable Patheon to manufacture the desired quantities of Product and to ship Product on the Delivery Date. If the Active Materials and/or Client-Supplied Components are not received […***…] days before the scheduled production date, Patheon may delay the shipment of Product by the same number of days as the delay in receipt of the Active Materials and/or Client-Supplied Components. But if Patheon is unable to manufacture Product to meet this new shipment date due to prior third party production commitments, Patheon may delay the shipment until a later date as agreed to by the parties, but in no event later than the next available slot in the binding part of the Yearly Forecast Volume. All shipments of Active Material will be accompanied by certificate(s) of analysis from the Active Material manufacturer and Client, confirming the identity and purity of the Active Materials and its compliance with the Active Material specifications. For Active Materials or Client-Supplied Components which may be subject to import or export, Client agrees that its vendors and carriers will comply with applicable requirements of the U.S. Customs and Border Protection Service and the Customs Trade Partnership Against Terrorism (“C-TPAT”).

2.2    Technology Transfer and Scale-Up Services and Additional Services

(a)

Validation Activities (if applicable). Patheon may assist in the development and approval of the validation protocols for analytical methods and manufacturing procedures (including packaging procedures) for the Products. The fees for this service are not included in the Price and will be set out separately in Schedule C to a Product Agreement.

(b)

Additional Services. If Client requests services other than those expressly set forth herein or in any Product Agreement (such as qualification of a new packaging configuration or shipping studies, new stability studies, or validation of alternative batch sizes), Patheon will provide a good faith and reasonable written quote of the fee for the additional services and Client will advise Patheon whether it wishes to have the additional services performed by Patheon. Such Additional Services shall be set out separately on an new Schedule E to any Product Agreement and shall be subject to Section 6.10.

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Master Manufacturing Services Agreement

(c)

Technology Transfer and Scale-Up Services. Patheon shall perform the Technology Transfer and Scale-Up Services set out in Exhibit D pursuant to, and following execution of, the Technology Transfer Services Agreements to be agreed and entered into by the parties. The performance of the Technology Transfer and Scale-Up Services and the parties’ rights and obligations in relation to the Technology Transfer and Scale-Up Services shall be governed by the terms and conditions of the applicable Technology Transfer Services Agreement and shall not be subject to the terms and conditions of this Agreement; provided, however, that any Product manufactured while performing the Technology Transfer and Scale-Up Services which is mutually agreed by the Parties to be available for commercial use (i.e., successful validation batches) shall be subject to the terms of this Agreement and the applicable Product Agreement following quality release by Patheon.

2.3    Active Material Yield.

(a)

Reporting. Patheon will give Client a […***…] inventory report of the Active Materials held by Patheon using the inventory report form set out in Exhibit B, which will contain the following information for the […***…]:

Quantity Received: The total quantity of Active Materials and Client-Supplied Components that complies with the Specifications and is received at the Manufacturing Site during the applicable period.

Quantity Dispensed: The total quantity of Active Materials and Client-Supplied Components dispensed at the Manufacturing Site during the applicable period. The Quantity Dispensed is calculated by adding the Quantity Received to the inventory of Active Materials that complies with the Specifications held at the beginning of the applicable period, less the inventory of Active Materials that complies with the Specifications held at the end of the period. The Quantity Dispensed will only include Active Materials received and dispensed in commercial manufacturing of Products, and will not include any (i) Active Materials that must be retained by Patheon as samples, (ii) Active Materials contained in Product that must be retained as samples, (iii) Active Materials used in testing (if applicable), and (iv) Active Materials received or dispensed in technical transfer activities or development activities during the applicable period, including without limitation, any regulatory, stability, validation or test batches manufactured during the applicable period.

Quantity Converted: The total amount of Active Materials and Client-Supplied Components contained in the Products manufactured with the Quantity Dispensed (including any additional Products produced in accordance with Section 6.3(a) or 6.3(b), delivered by Patheon, and not rejected, recalled or returned in accordance with Sections 6.1 or 6.2 because of Patheon’s failure to perform the Manufacturing Services in accordance with Specifications, cGMPs, and Applicable Laws.

Within […***…] days after the end of each Year, Patheon will prepare an annual reconciliation of Active Materials and Client-Supplied Components on the reconciliation report form set forth in Exhibit C including the calculation of the “Actual Annual Yield” or “AAY” for the Product at the Manufacturing Site during the Year. AAY is the percentage of the Quantity Dispensed that was converted to Products and is calculated as follows:

Quantity Converted during the Year	×	100%
Quantity Dispensed during the Year

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Master Manufacturing Services Agreement

After Patheon has produced a minimum of […***…] successful commercial production batches of Product and has produced commercial production batches for at least […***…] at the Manufacturing Site (collectively, the “Target Yield Determination Batches”), the parties will agree on the target yield for the Product at the Manufacturing Site (each, a “Target Yield”). The Target Yield will be revised annually to reflect the actual manufacturing experience as agreed to by the parties.

(b)	Shortfall Calculation. If the Actual Annual Yield falls more than […***…]% below the respective Target Yield in a Year, then the shortfall for the Year (the “Shortfall”) will be calculated as follows:

Shortfall = [(Target Yield – […***…]%) – AAY] * Active Materials Credit Value * Quantity Dispensed

(c)

Surplus Calculation. If the Actual Annual Yield is more than the respective Target Yield in a Year, then the surplus for that Year (the “Surplus”) will be determined based on the following calculation:

Surplus = [AAY — Target Yield] * Active Materials Credit Value * Quantity Dispensed

(d)	Credits

(i)	Shortfall Credit. If there is a Shortfall for a Product in a Year, then Patheon will credit Client’s account for the amount of the Shortfall not later than […***…] days after the end of each Year.

(ii)

Surplus Credit. If there is a Surplus for a Product in a Year, then Patheon will be entitled to apply the amount of the Surplus as a credit against any Shortfall for that Product which may occur in the next Year. If there is no Shortfall in the next Year the Surplus credit will expire.

Each credit under this Section 2.3 will be summarized on the reconciliation report prepared in the form set forth in Exhibit C. Upon expiration or termination of a Product Agreement, any remaining Shortfall credit amount owing under this Section 2.3 will be paid to Client.

(e)

Maximum Credit. Patheon’s liability for Active Materials calculated in accordance with this Section 2.3 for any Product in a Year will not exceed, in the aggregate, the Maximum Credit Value set forth in Schedule D to a Product Agreement.

(f)	No Material Breach. It will not be a material breach of this Agreement by Patheon under Section 8.2(a) if the Actual Annual Yield is less than the Target Yield.

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Master Manufacturing Services Agreement

ARTICLE 3

CLIENT’S OBLIGATIONS

3.1	Payment.

Client will pay Patheon for performing the Manufacturing Services and the Additional Services according to the Prices specified in Schedules B and C in a Product Agreement. These Prices may be subject to adjustment under other parts of this Agreement. Client will also pay Patheon for performing the Technology Transfer and Scale-Up Services according to the Prices specified in the applicable Technology Transfer Services Agreement (as described in Section 2.2(c)).

3.2	Active Materials and Qualification of Additional Sources of Supply.

(a)

Client will at its sole cost and expense deliver the Active Materials to Patheon in accordance with Section 2.1(f). If applicable, Patheon and Client will reasonably cooperate to permit the import of the Active Materials to the Manufacturing Site. Client’s obligation will include obtaining the proper release of the Active Materials from the applicable Customs Agency and Regulatory Authority. Client or Client’s designated broker will be the “Importer of Record” for Active Materials imported to the Manufacturing Site. The Active Materials will be held by Patheon on behalf of Client as set forth in this Agreement. Title to the Active Materials will at all times remain the property of Client. Any Active Materials received by Patheon will only be used by Patheon to perform the Manufacturing Services. Client will be responsible for paying for all rejected Product that arises from defects in the Active Materials which could not be reasonably discoverable by Patheon using the test methods set forth in the Specifications.

(b)

If Client asks Patheon to qualify an additional source for the Active Material or any Component, Patheon may agree to evaluate the Active Material or Component to be supplied by the additional source to determine if it is suitable for use in the Product. The parties will agree on the scope of work to be performed by Patheon at Client’s cost subject to Section 6.10. For an Active Material, this work at a minimum will include: (i) laboratory testing to confirm the Active Material meets existing specifications; (ii) manufacture of an experimental batch of Product that will be placed on […***…] accelerated stability; and (iii) manufacture of […***…] full-scale validation batches that will be placed on concurrent stability (one batch may be the registration batch if manufactured at full scale).

(c)

Patheon will promptly advise Client if it encounters supply problems, including delays and/or delivery of non-conforming Active Material or Components from a Client designated additional source. Patheon and Client will cooperate to reduce or eliminate any supply problems from these additional sources of supply. Client will be obligated to certify all Client designated sources of supply on an annual basis at its expense and will provide Patheon with copies of these annual certifications. If Patheon agrees to certify a Client designated additional sources of supply on behalf of Client, it will do so at Client’s expense.

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ARTICLE 4

CONVERSION FEES AND COMPONENT COSTS

4.1	First Year Pricing.

The Price for the first Year listed in Schedules B and C in a Product Agreement will be subject to the adjustments set forth in Sections 4.2 and 4.3. The Price may also be increased or decreased by Patheon at any time upon written notice to Client if there are changes to the underlying manufacturing, packaging or testing assumptions as agreed by the Parties, subject to the Change Control Procedure outline in Section 6.10 and set forth in a revised Schedule B of the Product Agreement.

4.2	Price Adjustments – Subsequent Years’ Pricing.

After the first Year of the Product Agreement, Patheon may adjust the Price effective January 1st of each Year as follows:

(a)

Manufacturing and Stability Testing Costs. Patheon may adjust the conversion component of the Price and the annual stability testing costs for inflation, based upon the preliminary number for any increase in the inflation index stated in the Product Agreement in June of the preceding Year compared to the final number for the same month of the Year prior to that (based on the […***…]), unless the parties otherwise agree in writing. Patheon will give Client a statement setting forth the calculation for the inflation adjustment to be applied in calculating the Price for the next Year.

(b)

Component Costs. If Patheon incurs an increase in Component costs during the Year, it may increase the Price for the next Year to pass through the additional Component costs at Patheon’s cost. Patheon will give Client information about the increase in Component costs which will be applied to the calculation of the Price for the next Year to reasonably demonstrate that the Price increase is justified.

(c)

Pricing Basis. Client acknowledges that the Price in any Year is quoted based upon the Minimum Order Quantity and the Annual Volume specified in Schedule B to a Product Agreement. The Price is subject to change if the specified Minimum Order Quantity changes or if the Annual Volume is not ordered in a Year. For greater certainty, if Patheon and Client agree that the Minimum Order Quantity will be reduced or the Annual Volume in the lowest tier will not be ordered in a Year, then Patheon may propose an increase in the Price by an amount sufficient to absorb its documented increased costs subject to discussion and agreement by Client. Patheon will give Client a statement setting forth the information to be applied in calculating those cost increases for the next Year.

(d)

Tier Pricing (if applicable). The pricing in Schedule B of a Product Agreement is set forth in Annual Volume tiers based upon Client’s volume forecasts under Section 5.1. Client will be invoiced during the Year for the unit price set forth in the Annual Volume tier based on the […***…] forecast provided in September of the previous Year. Within […***…] days after the end of each Year or of the termination of the Agreement, Patheon will send Client a reconciliation of the actual volume of Product ordered by Client during the Year with the pricing tiers. If Client has overpaid during the Year, Patheon will issue a credit to Client for the amount of the overpayment within […***…] days after the end of the Year or will issue payment to Client for the overpayment within […***…] days after the termination of the Agreement. If Client has underpaid during the Year, Patheon will issue

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an invoice to Client under Section 5.5 for the amount of the underpayment within […***…] days after the end of the Year or termination of the Agreement. If Client disagrees with the reconciliation, the parties will work in good faith to resolve the disagreement amicably. If the parties are unable to resolve the disagreement within […***…] days, the matter will be handled under Section 12.1.

(e)

For all Price adjustments under this Section 4.2, Patheon will deliver to Client on or about […***…] but no later than […***…] of each Year a proposed revised Schedule B to the Product Agreement to be effective for Product delivered on or after the […***…] day of the next Year. The Parties agree to meet, discuss, and agree any such Price increase proposals prior to any changes to Schedule B for Product delivered on or after the […***…] day of the next Year.

4.2.1	Yearly Forecast Volumes and Binding Committments.

On the execution of a Product Agreement, Client will give to Patheon a forecast, by […***…], of the volume of Product required for the first […***…] of the Product Agreement (the “Yearly Forecast Volume” or “YFV”) that will become part of the Product Agreement. The Yearly Forecast Volume shall be updated on a […***…] basis as provided in Section 5.1(c). The first […***…] of the Yearly Forecast Volume will be binding upon Client; the next […***…] will be binding upon Client at […***…]%, the next […***…will be binding upon Client at […***…]% and the final […***…] will be binding upon Client at […***…]%. Upon receipt of a Yearly Forecast Volume, Patheon shall reserve capacity to the extent required by the binding commitment.

4.2.2	Minimum Annual Revenue

Client shall be obliged to order and purchase an annual binding minimum amount of Product equal to USD$[…***…] (based on small scale commercial manufacturing) or USD$[…***…] (based on full scale commercial manufacturing) as applicable. If in any Year the amount of Product purchased by Client is less than USD$[…***…] or USD$[…***…] as applicable (i.e. payments of the Price received by Patheon) (“Actual Annual Purchase Amount”) then Client shall pay Patheon the shortfall between USD$[…***…] or USD$[…***…] as applicable and the Actual Annual Purchase Amount. Patheon shall be entitled to invoice Client for any shortfall following 31 December of each Year.

4.3	Adjustments Due to Technical Changes or Regulatory Authority Requirements.

Amendments to the Specifications or the Quality Agreement requested by Client will be implemented only following a technical and cost review that Patheon will perform subject to Section 6.10. Amendments to the Specifications, the Quality Agreement, or the Manufacturing Site requested by Patheon will only be implemented following the written approval of Client subject to Section 6.10. If Client accepts a proposed Price change, the proposed change in the Specifications or the Quality Agreement and the associated scope of work will be implemented at Client’s cost, and the Price change will become effective, only for those orders of Product that are manufactured under the revised Specifications. In addition, Client agrees to purchase, at the price paid by Patheon (including all costs incurred by Patheon for the purchase, handling, and transport of the Inventory), all Inventory held under the “old” Specifications and purchased or maintained by Patheon in order to fill Firm Orders or under Section 5.2, if the Inventory can no longer be used under the revised Specifications. Open purchase orders for Components no longer required under any revised Specifications that were placed by Patheon with suppliers in order to fill Firm Orders or under Section 5.2 will be cancelled where possible, but if the orders may not be cancelled without penalty, they will be assigned to and paid for by Client. Additional

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payments or price increases may also be required to compensate Patheon for fees and other expenses incurred by Patheon to comply with Regulatory Authority requirements or changes in Applicable Laws which apply solely to the Manufacturing Services provided herein.

4.4	Multi-Country Packaging Requirements.

If Client decides to have Patheon perform Manufacturing Services for the Product for countries outside the Territory, then Client will inform Patheon of the packaging requirements for each new country and Patheon will prepare a quotation for consideration by Client of any additional costs for Components (other than Client-Supplied Components). The agreed additional packaging requirements and related packaging costs and change over fees will be set out in a written amendment to this Agreement.

4.5	Cost Improvement Measures

The Parties agree to share cost improvement measures related to the Manufacturing Services. All cost improvement investments specific for such Product shall require consent. Patheon shall be entitled to receive reimbursement for reasonable costs which it incurred in developing such cost improvements. Cost improvement benefits concerning such Manufacturing Services shall be allocated equitably between the parties to be reflected in the Price. Client shall pay such Price to Patheon in accordance with the provisions as set forth in this Agreement.

ARTICLE 5

ORDERS, SHIPMENT, INVOICING, PAYMENT

5.1	Orders and Forecasts.

(a)

Long Term Forecast. When each Product Agreement is executed, Client will give Patheon a non-binding […***…] forecast of Client’s volume requirements for the Product for […***…] during the term of the Product Agreement (the “Long Term Forecast”). The Long Term Forecast will thereafter be updated every […***…] (as of […***…] and […***…]) during the Initial Product Term. If Patheon is unable to accommodate any portion of the Long Term Forecast, it will notify Client and the parties will agree on any revisions to the forecast.

(b)

Rolling […***…] Forecast. When each Product Agreement is executed, Client will give Patheon a non-binding […***…] forecast of the volume of Product that Client expects to order in the first […***…] of commercial manufacture of the Product. This forecast will then be updated by Client on or before the […***…] of each […***…] on a rolling forward basis. Client will update the forecast forthwith if it determines that the volumes estimated in the most recent forecast have changed by more than […***…]%. The most recent […***…] forecast will prevail. These forecasts should be consistent with the Long Term Forecast.

(c)

Firm Orders. On a rolling basis during the term of the Product Agreement, Client will issue an updated Yearly Forecast Volume on or before the […***…] of each […***…]. This YFV will start on the […***…] of the next […***…]. Unless otherwise agreed in the Product Agreement, the YFV will be considered binding in accordance with Section 4.2.1. Client will order Product on a […***…] basis. Concurrent with the delivery of the YFV, Client will issue a new firm written order in the form of a purchase order or otherwise (“Firm Order”) by Client to purchase and, when accepted by Patheon, for Patheon to manufacture and deliver the agreed quantity of the Products. The Delivery Date will not

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be less than […***…] days from the […***…] following the date that the Firm Order is submitted. Firm Orders submitted to Patheon will specify Client’s purchase order number, quantities by Product type, monthly delivery schedule, and any other elements necessary to ensure the timely manufacture and shipment of the Products. The quantities of Products ordered in those written orders will be firm and binding on Client and may not be reduced by Client. Expedited Firm Orders will be subject to additional fees.

(d)

Acceptance of Firm Order. Patheon will accept Firm Orders by sending an acknowledgement to Client within […***…] Business Days of its receipt of the Firm Order. The acknowledgement will include, subject to confirmation from Client, the Delivery Date for the Product ordered or delivery month for any Firm Orders that do not relate to the first […***…] of the […***…] forecast. The Delivery Date may be amended by agreement of the parties. If Patheon fails to acknowledge receipt of a Firm Order within the […***…] Business Day period, the Firm Order will be deemed to have been accepted by Patheon.

(e)	Cancellation of a Firm Order. If Client cancels a Firm Order, Client will pay Patheon for […***…], for the Firm Order.

(f)

Controlled Substance Quota Requirements (if applicable). Client will give Patheon the information set forth below for obtaining any required DEA or equivalent agency quotas needed to perform the Manufacturing Services. Patheon will be responsible for routine management of DEA quota information in accordance with DEA regulations. Patheon and Client will cooperate to communicate the information and to assist each other in DEA information requirements related to the Product as follows: (i) as of […***…] of each Year for the applicable Product, Client will provide to Patheon the next Year’s annual quota requirements for the Product; (ii) as of […***…] of each Year, Client will provide to Patheon any changes to the next Year’s quota requirements; (iii) Client will pro-actively communicate any changes to the quota requirements for the then-current Year in sufficient time to allow Patheon to file and finalize DEA filings supporting the changes; (iv) upon Patheon receiving the necessary forecast information from Client in order to request additional quota, Patheon will submit to the DEA, on a timely basis, all filings necessary to obtain DEA or equivalent agency quotas for Active Materials and will use commercially reasonable efforts to secure sufficient quota from the DEA so as to achieve Delivery Dates for Product as set forth in applicable purchase orders and forecasts submitted to Patheon by Client or its designee; and (v) Patheon will not be responsible for DEA’s refusal or failure to grant sufficient quota for reasons beyond the reasonable control of Patheon.

5.2	Reliance by Patheon.

(a)    Client understands and acknowledges that Patheon will rely on the Firm Orders and rolling forecasts submitted under Sections 5.1(a), and (b) in ordering the Components (other than Client-Supplied Components) required to meet the Firm Orders. In addition, Client understands that to ensure an orderly supply of the Components, Patheon may want to purchase the Components in sufficient volumes to meet the production requirements for Products during part or all of the forecasted periods referred to in Section 5.1(a) or to meet the production requirements of any longer period agreed to by Patheon and Client. Accordingly, Client authorizes Patheon to purchase Components to satisfy the Manufacturing Services requirements for Products for the first […***…] contemplated in the most recent forecast given by Client under Section 5.1(a). Patheon may make other purchases of Components to meet Manufacturing Services requirements for longer periods if agreed to in writing by the parties.

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Client will give Patheon written authorization to order Components for any launch quantities of Product requested by Client which will be considered a Firm Order when accepted by Patheon.

(b)    Client will reimburse Patheon for the cost of Components ordered by Patheon under Firm Orders or under Section 5.2(a) that are not included in finished Products manufactured for Client within […***…] after the forecasted […***…] for which the purchases have been made (or for a longer period as the parties may agree) or if the Components have expired or are rendered obsolete due to changes in artwork or applicable regulations during the period (collectively, “Obsolete Stock”). This reimbursement will include Patheon’s cost to purchase (plus a […***…]% handling fee) and destroy the Obsolete Stock. If any non-expired Components are used in Products subsequently manufactured for Client or in third party products manufactured by Patheon, Client will receive credit for any costs of those Components previously paid to Patheon by Client.

(c)    If Client fails to take possession or arrange for the destruction of non-expired Components within […***…] of purchase or, in the case of the delivery of conforming finished Product not accepted by Client within […***…] of manufacture, Client will pay Patheon USD$[…***…] per pallet, per month thereafter for storing the Components or finished Product. Storage fees for Components or Product which contain controlled substances or require refrigeration will be charged at USD$[…***…] per pallet per month. Storage fees are subject to a one pallet minimum charge per month. Patheon may ship finished Product held by it longer than […***…] to Client at Client’s expense on […***…] days’ written notice to Client.

5.3	Minimum Orders.

Client may order Manufacturing Services for batches of Products only in multiples of the Minimum Order Quantities as set out in Schedule B to a Product Agreement.

5.4	Delivery and Shipping.

Delivery of Products will be made EXW (Incoterms 2010) packaged ready for export, including such items required to confirm shipment of goods under controlled condition such as temp tales, documentation suitable for export of the supplied product under controlled conditions and other measures required to satisfy EC Guidelines of 5 November 2013 on Good Distribution Practice of medicinal products for human use (2013/C 343/01) and other Regulatory Authority’s guidance. Title and risk of loss will pass to Client when Products are delivered to the carrier at the Facility. All Products must be free and clear of any liens and encumbrances. In amplification of the provisions regarding EXW Incoterms® 2010, and not in limitation thereof, Patheon shall directly or indirectly through Client, upon reasonable request of Client and at Client ’s cost and risk (and as agent for Client), provide assistance in the following (but the following shall remain obligations of Client) (i) addressing special shipping requirements, (ii) obtaining licenses, official authorizations, clearances, customs, or any other documents and/or Information, including security related Information that Client may require for the export, import or transport of the Products to the final destination; and/or (iii) making a contract for carriage and/or insurance. Patheon shall also assist in loading the packed Products in any container, collecting vehicle or other means of transport at the Facility. Client shall, upon request of Patheon, provide Information required for taxation or reporting purposes in respect of the export of the Products.

5.5	Invoices and Payment.

Invoices will be sent by email to the email address given by Client to Patheon. Invoices will be issued when the Product is released by Patheon. Patheon will also submit to Client, with each shipment of Products, a duplicate copy of the invoice covering the shipment. Patheon will also give Client an invoice covering any Inventory or Components which are to be purchased by Client under Section 5.2 of this Agreement. Each invoice will, to the extent applicable, identify Client’s Manufacturing Services

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purchase order number, Product numbers, names and quantities, unit price, freight charges, and the total amount to be paid by Client. Client will pay all invoices within […***…] days of the date thereof; provided, however, if Client rejects any portion of a shipment pursuant to Section 6.1, no payment shall be required until resolution of the rejected shipment has been reached. If any portion of an invoice is disputed, Client will pay Patheon for the undisputed amount and the parties will use good faith efforts to reconcile the disputed amount as soon as practicable. Interest on undisputed past due accounts will accrue at […***…]% per month which is equal to an annual rate of […***…]%.

ARTICLE 6

QUALITY MANAGEMENT

6.1	Non-Compliance of Product.

(a)    Product Claims. Client has the right to reject any portion of any shipment of Product that was not manufactured in accordance with the Specifications, cGMPs, or Applicable Laws, without invalidating any remainder of the shipment. Client will inspect the Product manufactured by Patheon immediately upon receipt and will give Patheon written notice (a “Deficiency Notice”) of all claims for Product that was not manufactured in accordance with the Specifications, cGMPs, or Applicable Laws, within […***…] days after Client’s receipt thereof (or, in the case of any defects not reasonably susceptible to discovery upon receipt of the Product, such defect to be defined as a “Latent Defect”, within […***…] days after discovery by Client, but not after the expiration date of the Product). If Client fails to give Patheon the Deficiency Notice within the applicable […***…] day period, then the delivery will be deemed to have been accepted by Client on the […***…] day after delivery or discovery, as applicable. Patheon will have no liability for any deficiency for which it has not received notice within the applicable […***…] day period.

(b)    Determination of Deficiency. Upon receipt of a Deficiency Notice, Patheon will have […***…] days to advise Client by notice in writing if it disagrees with the contents of the Deficiency Notice. If Client and Patheon fail to agree within […***…] days after Patheon’s notice to Client as to whether any Product identified in the Deficiency Notice was not manufactured in accordance with the Specifications, cGMPs, or Applicable Laws, the parties will proceed as follows: (i) if the issue is believed to be caused by a raw material deficiency, laboratory error or a suspect analytical method, representatives from both parties will jointly test the Product and/or materials side by side in the same laboratory to determine if a raw material or testing deficiency is the root cause and whether the Product and/or materials is acceptable; or (ii) if the issue is believed to be process related, representatives from both parties will jointly evaluate the Patheon deviation report to determine if any other investigation could identify the root cause and proceed as determined. If, after the joint testing or investigation has been performed, the parties still cannot agree on the root cause, executives from both parties will meet and use good faith efforts to resolve the deficiency and liability issues. If the parties’ executives are unable to resolve the dispute within […***…] days, the dispute will be handled as a Technical Dispute under Section 12.2.

(c)    Shortages and Price Disputes. Claims for shortages in the amount of Product shipped by Patheon or a Price dispute will be dealt with by reasonable agreement of the parties. Any claim for a shortage or a Price dispute will be deemed waived if it has not been presented within […***…] days of the date of invoice, with the exception of Product subject to a Latent Defect which shall be notified […***…] days from discovery.

(d)    Product Rejection for Finished Product Specification Failure. Internal process specifications will be defined and agreed upon and set out in Schedule A of a Product Agreement. If after a full investigation as set forth in Section 6.1(b), it is determined that Patheon manufactured Product in accordance with (i) the agreed upon process specifications, (ii) the batch production record, (iii) Patheon’s standard operating procedures for manufacturing (including requirements relating to maintenance and operation of equipment), (iv) cGMPs and (v) Applicable Laws, and, despite the manufacturing being

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performed by Patheon in accordance with all of the foregoing, a batch or portion of batch of Product does not meet a finished Product specification, and no root cause is determined for the out of specification result following the full investigation a set forth in Section 6.1(b), Client will pay Patheon the applicable fee per unit for the non-conforming Product if it has not been released for shipment by Patheon. Patheon shall not release for shipment any Product that does not meet a finished Product specification and Client shall not be obliged to pay for any such released Product. The API in the non-conforming Product will be included in the “Quantity Converted” for purposes of calculating the “Actual Annual Yield” under Section 2.3(a).

6.2	Product Recalls and Returns.

(a)    Records and Notice. Patheon and Client will each maintain records necessary to permit a Recall of any Product delivered to Client or customers of Client. Each party will promptly notify the other by telephone (to be confirmed in writing) of any information which might affect the marketability, safety or effectiveness of the Product or which might result in the Recall or seizure of the Product. Upon receiving this notice or upon this discovery, each party will stop making any further shipments of any Product in its possession or control until a decision has been made whether a Recall or some other corrective action is necessary. The decision to initiate a Recall or to take some other corrective action, if any, will be made and implemented by Client. “Recall” will mean any action (i) by Client to recover title to or possession of quantities of the Product sold or shipped to third parties (including, without limitation, the voluntary withdrawal of Product from the market); or (ii) by any regulatory authorities to detain or destroy any of the Product. Recall will also include any action by either party to refrain from selling or shipping quantities of the Product to third parties which would be subject to a Recall if sold or shipped.

(b)    Recalls. If (i) any Regulatory Authority issues a directive, order or, following the issuance of a safety warning or alert about a Product, a written request that any Product be Recalled, (ii) a court of competent jurisdiction orders a Recall, or (iii) Client determines that any Product should be Recalled or that a “Dear Doctor” letter is required relating the restrictions on the use of any Product, Patheon will co-operate as reasonably required by Client, having regard to all Applicable Laws and regulations.

(c)    Product Returns. Client will have the responsibility for handling customer returns of the Product. Patheon will give Client any assistance that Client may reasonably require to handle the returns.

6.3	Patheon’s Responsibility for Defective and Recalled Products.

(a)    Defective Product. If Client rejects Product under Section 6.1 and the deficiency is determined to have arisen from Patheon’s failure to provide the Manufacturing Services in accordance with the Specifications, cGMPs or Applicable Laws, Patheon will credit Client’s account for Patheon’s invoice price for the defective Product. If Client previously paid for the defective Product, Patheon will promptly, at Client’s election, either: (i) refund the invoice price for the defective Product; (ii) offset the amount paid against other amounts due to Patheon hereunder; or (iii) replace the Product with conforming Product, (if Patheon is able to manufacture the replacement Product at the same Manufacturing Site as that of the rejected Product), without Client being liable for payment therefor under Section 3.1, contingent upon the receipt from Client of all Active Materials and Client-Supplied Components required for the manufacture of the replacement Product. For greater certainty, Patheon’s responsibility for any loss of Active Materials in defective Product will be captured and calculated in the Active Materials Yield under Section 2.3.

(b)    Recalled Product. If a Recall or return results from, or arises out of, a failure by Patheon to perform the Manufacturing Services in accordance with the Specifications, cGMPs, or Applicable Laws, Patheon will be responsible for the documented out-of-pocket expenses of the Recall or return and will use its commercially reasonable efforts to replace the Recalled or returned Products with new Products, contingent upon the receipt from Client of all Active Materials and Client-Supplied Components required

Master Manufacturing Services Agreement

for the manufacture of the replacement Products. For greater certainty, Patheon’s responsibility for any loss of Active Materials in Recalled Product will be captured and calculated in the Active Materials Yield under Section 2.3. If Patheon is unable to replace the Recalled or returned Products (except where this inability results from a failure to receive the required Active Materials and Client-Supplied Components), then Client may request Patheon to reimburse Client for the price that Client paid to Patheon for Manufacturing Services for the affected Products. In all other circumstances, Recalls, returns, or other corrective actions will be made at Client’s cost and expense.

(c)    Except as set forth in Sections 6.3(a) and (b) above and Sections 6.4,6.5. and 6.6 and 10.1 and 10.2 below, Patheon will not be liable to Client nor have any responsibility to Client for any deficiencies in, or other liabilities associated with, any Product manufactured by it, (collectively, “Product Claims”). For greater certainty but not limitation, Patheon will have no obligation for any Product Claims to the extent the Product Claim (i) is caused by deficiencies in the Specifications, the safety, efficacy, or marketability of the Product or any distribution thereof, (ii) results from a defect in a Component that is not reasonably discoverable by Patheon using the test methods set forth in the Specifications prior to use of the applicable Component in the performance of the Manufacturing Services, (iii) results from a defect in the Active Materials, Client-Supplied Components or Components supplied by a Client designated additional source that is not reasonably discoverable by Patheon using the test methods set forth in the Specifications, (iv) is caused by actions of Client or third parties occurring after the Product is shipped by Patheon under Section 5.4, (v) is due to packaging design or labelling defects or omissions for which Patheon has no responsibility, (vi) is due to any unascertainable reason despite Patheon having performed the Manufacturing Services in accordance with the Specifications, cGMPs, and Applicable Laws, or (vii) is due to any other breach by Client of its obligations under this Agreement.

(d)    Patheon will only be required to replace or refund any batch or portion of a batch of recalled Product and will only be liable for Active Material contained therein to the extent (i) the Product is unsold, returned, destroyed or otherwise disposed of by Client in accordance with the terms of this Agreement or (ii) the Product has been recalled by Client for a Latent Defect (as described in Section 6.1(a)) and such Product has been placed on the market and cannot be recovered and the Latent Defect could not have been detected by Client. The quantity of API contained in this Product will be included in the Quantity Dispensed but not in the Quantity Converted for purposes of calculating the Shortfall in Section 2.3(b).

6.4	Disposition of Defective or Recalled Products.

Client will not dispose of any damaged, defective, returned, or Recalled Products for which it intends to assert a claim against Patheon without Patheon’s prior written authorization to do so. Alternatively, Patheon may instruct Client to return the Products to Patheon. Patheon will bear the cost of transportation and disposition for any damaged, defective, returned or Recalled Products for which it bears responsibility under Section 6.3. In all other circumstances, Client will bear the cost of disposition, including all applicable fees for Manufacturing Services, for any damaged, defective, returned, or Recalled Products.

6.5	Healthcare Provider or Patient Questions and Complaints.

Client will have the sole responsibility for responding to questions and complaints from its customers. Questions or complaints received by Patheon from Client’s customers, healthcare providers or patients will be promptly referred to Client. Patheon will co-operate as reasonably required to allow Client to determine the cause of and resolve any questions and complaints. This assistance will include follow-up investigations, including testing. In addition, Patheon will give Client all agreed upon information that will enable Client to respond properly to questions or complaints about the Product as set forth in the Quality Agreement. Unless it is determined that the cause of the complaint resulted from a

Master Manufacturing Services Agreement

failure by Patheon to perform the Manufacturing Services in accordance with the Specifications, cGMPs, and Applicable Laws, all costs incurred under this Section 6.5 will be borne by Client.

6.6	Sole Remedy.

Except for the indemnity set forth in Section 10.3 and subject to the limitations set forth in Sections 10.1 and 10.2, the remedies described in this Article 6 will be Client’s sole remedy in contract, tort, equity or otherwise for any failure by Patheon to provide the Manufacturing Services in accordance with the Specifications, cGMPs, and Applicable Laws.

6.7	Quality Agreement.

A Quality Agreement shall be executed within […***…] days following the execution of a Product Schedule. The Client and Patheon’s Affiliate shall in good faith negotiate and execute a Quality Agreement concerning the Products and Markets, covering the appropriate activities under this Agreement. Upon execution and delivery of the Quality Agreement by both Client and Patheon’s Affiliate, the Quality Agreement shall automatically become part of this Agreement.

6.8	Quality Agreement Terms.

The terms contained in the Quality Agreement are intended to complement the terms of this Agreement, and they shall be interpreted as complementary to the extent possible. In the event of a conflict between the terms of the Quality Agreement and the terms of this Agreement, the terms of this Agreement shall control with respect to business, financial and legal matters, and the terms of the Quality Agreement shall control with respect to quality control and quality assurance matters related to the Product (including, without limitation, manufacturing, testing, storage, release, change management and validation activities); provided, however, that the inclusion of a particular term or level of detail in the Quality Agreement where such term or level of detail is absent from this Agreement shall not be deemed to constitute a conflict between the two agreements. Only where competing terms in the two agreements conflict in terms of the principal focus of an express prescription or prohibition in the agreements shall a conflict between the two agreements be deemed to exist.

6.9	Breach of Quality Agreement

Any breach of the Quality Agreement shall be deemed a breach of this Agreement.

6.10	Specification Changes

(a)    Client Requested Changes. Client shall be entitled to change the Specifications for a Product from time to time, and Patheon shall make all revisions to the Specifications requested by Client, in accordance with the change control procedure set forth in the Quality Agreement (the “Change Control Procedure”). Client retains the right and responsibility for final approval of the Specifications for the Products. Except to the extent provided in Section 6.10(b) below, Client shall pay Patheon the amounts incurred in implementing a change to the Specifications requested by Client under this Section 6.10(a), as determined in accordance with the Change Control Procedure. Client shall reimburse Patheon for the agreed Price with Client’s prior written approval in implementing a change to the Specifications requested by Client under this Section 6.10(a). Patheon agrees to use commercially reasonable efforts to minimize its costs associated with any Specification change. At the request of Client, Patheon shall evaluate the estimated costs and timing of potential revisions to the Specifications.

(b)    Patheon Changes. Patheon shall not make any revisions to the Specifications without prior written consent of Client in accordance with the Change Control Procedure. Client retains the right and responsibility for final approval of the Specifications for Products. All requests by Patheon for such revisions shall be submitted in writing to Client. Patheon shall notify Client, in writing and in reasonable

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detail, of (i) Patheon’s suggested change; (ii) the reasons for the suggested change; (iii) the perceived benefits of the suggested change to Patheon and Client, respectively; and (iv) the estimated costs and timing of implementing such change. If the Parties implement a change in the Specifications hereunder, they shall negotiate any changes in any affected Firm Order to provide reasonable accommodation for changed circumstances. Responsibility for documenting all revisions to the Specifications, subject to Client’s approval, will be identified in accordance with the Change Control Procedure, as applicable.

(c)    Payment for Certain Changes. Either Party may request a Specifications change intended to maintain high standards or compliance with Regulatory Acts and Applicable Laws or to bring the Specifications into compliance with high standards or Regulatory Acts and Applicable Laws. Payment for changes required for compliance with Regulatory Acts or Applicable Laws will be made per the following standards:

i.

The costs of revisions requested by either Party in order to maintain the Specifications in conformity with that Product’s Drug Application, applicable cGMPs, applicable Regulatory Acts, laws or Applicable Laws (including with respect to any of the Materials used in that Product), and not generally applicable to the manufacture of pharmaceutical products or types of dosage forms generally, shall be borne by CLIENT.

ii.

The costs of revisions (including any capital expenditure incurred to implement any revision, costs of additional materials and one-time expenditures) requested by either Party to maintain the Specifications in conformity with cGMPs, laws, Regulatory Acts or Applicable Laws that are applicable to the general manufacture of pharmaceutical products or an applicable dosage form shall be discussed and agreed by the Parties.

(d)    Changes in Labeling and Packaging. From time to time CLIENT may require labeling or packaging changes that will affect the Product. These changes may either be initiated by CLIENT, pursuant to Section 6.10(a) above, or may be a requirement resulting from cGMPs changes. Payment will be subject to 6.10(a) and (b) above.

ARTICLE 7

CO-OPERATION

7.1	Steering Committee.

The Parties shall establish a steering committee, consisting of at least one business executive and one senior technical executive from both Parties (“Steering Committee”). The Steering Committee will meet at least quarterly, through face-to-face meetings at a mutually convenient location or via telephone conferences and/or videoconferences, at times to be mutually agreed. The Steering Committee will discuss and resolve any overarching questions or issues and discuss future plans and the relationship between the Parties. The Steering Committee shall not have the authority to modify, supplement, amend or terminate this Agreement. If the Steering Committee is unable to resolve any such differences, the matter(s) shall be escalated to the Chief Financial Officer for the client and a Vice President for Patheon (the “Senior Executives”). If the Senior Executives are unable to resolve any such differences, the matter shall be handled pursuant to Article 12.0 of this Agreement.

7.2	Relationship Manager and Quarterly Reviews

Upon execution of this Agreement, each party will appoint one of its employees to be a “Relationship Manager” responsible for liaison between the parties with respect to the Manufacturing Services covered

Master Manufacturing Services Agreement

under the relevant Product Agreement and the and Technology Transfer and Scale-Up Services under the relevant Technology Transfer Services Agreement (as described in Section 2.2(c)). The Relationship Managers and appropriate quality assurance and technical personnel from both Parties agree to meet no less than quarterly to review the business relationship including but not limited to, supply, demand, process deviations, metrics, change controls, and project status.

7.3	Governmental Agencies.

Subject to Section 7.9, each party may communicate with any governmental agency, including but not limited to governmental agencies responsible for granting Regulatory Approval for the Products, regarding the Products if, in the opinion of that party’s counsel, the communication is necessary to comply with the terms of this Agreement or the requirements of any law, governmental order or regulation. Unless, in the reasonable opinion of its counsel, there is a legal prohibition against doing so, a party will permit the other party to accompany and take part in any communications with the agency, and to receive copies of all communications from the agency.

7.4	Records and Accounting by Patheon.

Patheon will keep records of the manufacture, testing, and shipping of the Products, and retain samples of the Products as are necessary to comply with Applicable Laws, as well as to assist with resolving Product complaints and other similar investigations. Unless otherwise agreed to in the Quality Agreement, copies of the records and samples will be retained for one year following the date of Product expiry, or longer if required by law or regulation, following which time Client will be contacted concerning the delivery and destruction of the documents and/or samples of Products. Patheon reserves the right to destroy or return to Client, at Client’s sole expense, any document or samples for which the retention period has expired if Client fails to arrange for destruction or return within […***…] days of receipt of notice from Patheon. Client is responsible for retaining samples of the Products necessary to comply with the legal/regulatory requirements applicable to Client.

7.5	Inspection.

Client may inspect Patheon reports and records relating to this Agreement during normal business hours and with reasonable advance notice, but a Patheon representative must be present during the inspection.

7.6	Access.

Patheon will give Client reasonable access at agreed times to the areas of the Manufacturing Site in which the Products are manufactured, stored, handled, or shipped to permit Client to verify that the Manufacturing Services are being performed in accordance with the Specifications, cGMPs, and Applicable Laws. But, with the exception of “for-cause” audits, Client will be limited each Year to the following: i) […***…] cGMP-type audit, lasting no more than […***…] days, and involving no more than […***…] auditors; and ii) […***…] physical inventory to inspect and count Active Materials and Client-Supplied Materials. Client may request additional cGMP-type audits, additional audit days, or the participation of additional auditors subject to payment to Patheon of a fee of USD$[…***…] for each additional audit day and USD$[…***…] per audit day for each additional auditor. The right of access set forth in Sections 7.5 and 7.6 will not include a right to access or inspect Patheon’s financial records. Patheon will support the first Pre- Approval Inspection (“PAI”) of the FDA or equivalent regulatory inspection for other jurisdictions (where applicable) and provide a copy of the resulting report to Client at no cost . Additional PAI or equivalent support will be subject to additional fees.

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7.7	Notification of Regulatory Inspections.

Patheon will notify Client within […***…] of any inspections by any governmental agency specifically involving the Products, and Client will have the right to be present at the Manufacturing Site (but not to participate in the inspection unless requested by the applicable authority) for all such inspections. Patheon will also notify Client of receipt of any form 483s or warning letters or any other significant regulatory action which Patheon’s quality assurance group determines could impact the regulatory status of the Products.

7.8	Reports.

Patheon will supply on an annual basis no fewer than […***…] days prior to the date the Annual Report is due by client, the data required to be in the Annual Product Review Report, which includes all Product data in its control, including release test results, complaint test results, and all investigations (in manufacturing, testing, and storage), that Client reasonably requires in order to complete any filing under any applicable regulatory regime, including any Annual Report that Client is required to file with the FDA. Any additional data or report requested by Client beyond the scope of cGMPs and customary FDA requirements, including Continuous Process Verification data, will be subject to an additional fee to be agreed upon between Patheon and Client.

7.9	Regulatory Filings.

(a)    Regulatory Authority. Client will have the sole responsibility at Client’s expense for filing all documents with all Regulatory Authorities and taking any other actions that may be required for the receipt and/or maintenance of Regulatory Authority approval for the commercial manufacture, distribution and sale of the Products (“Regulatory Approval”) and will provide copies thereof to Patheon on request. Patheon will assist Client, to the extent consistent with Patheon’s obligations under this Agreement, to obtain Regulatory Authority approval for the commercial manufacture, distribution and sale of all Products as quickly as reasonably possible.

(b)    Verification of Data. Prior to filing any documents with any Regulatory Authority that incorporate data generated by Patheon, Client will give Patheon a copy of the documents incorporating this data to give Patheon the opportunity to verify the accuracy and regulatory validity of those documents as they relate to Patheon generated data. Patheon generally requires […***…] days to perform this review but the parties (i) may agree to a shorter time for the review as needed or (ii) shall agree to a shorter time for the review if submission to a Regulatory Authority is required prior to the […***…] day period expiration.

(c)    Verification of CTD. Prior to filing with any Regulatory Authority any documentation which is or is equivalent to the Quality Module (Drug Product Section) of the Common Technical Document (all such documentation herein referred to as “CTD”) related to any Marketing Authorization, such as a US New Drug Application, US Abbreviated New Drug Application, US Biologics Licence Application, or EU Marketing Authorisation Application, Client will give Patheon a copy of the CTD as well as all supporting documents which have been relied upon to prepare the CTD. This disclosure will permit Patheon to verify that the CTD accurately describes the validation or scale-up work that Patheon has performed and the manufacturing processes that Patheon will perform under this Agreement. Patheon requires […***…] days to perform this review but the parties may agree to a shorter time for the review as needed. Client will give Patheon copies of all relevant filings at the time of submission which contain CTD information regarding the Product.

(d)    Deficiencies. If, in Patheon’s sole discretion, acting reasonably, Patheon determines that any of the information given by Client under clauses (b) and (c) above is inaccurate or deficient in any manner whatsoever (the “Deficiencies”), Patheon will notify Client in writing of the Deficiencies. The parties will work together to have the Deficiencies resolved prior to the date of filing of the relevant

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application and in any event before any pre-approval inspection or before the Product is placed on the market if a pre-approval inspection is not performed.

(e)    Client Responsibility. In reviewing the documents referred to in clause (b) above, Patheon’s role will be limited to verifying the accuracy of the description of the work undertaken or to be undertaken by Patheon. Subject to the foregoing, Patheon will not assume any responsibility for the accuracy of any application for receipt of an approval by a Regulatory Authority. Client is solely responsible for the preparation and filing of the application for approval by the Regulatory Authority and any relevant costs will be borne by Client.

(f)    Inspection by Regulatory Authorities. If Client does not give Patheon the documents requested under subsections (b) and (c) above within the time specified and if Patheon reasonably believes that Patheon’s standing with a Regulatory Authority may be jeopardized, Patheon may, in its sole discretion, delay or postpone any inspection by the Regulatory Authority until Patheon has reviewed the requested documents and is satisfied with their contents.

(g)    Pharmacovigilance. Client will be responsible, at its expense, for all pharmacovigilance obligations for the Products pursuant to Applicable Laws. Unless required by Applicable Law, neither party will be obliged to exchange with the other party any information or data which it compiles pursuant to pharmacovigilance obligations or activities.

(h)    No Patheon Responsibility. Patheon will not assume any responsibility for the accuracy or cost of any application for Regulatory Approval. If a Regulatory Authority, or other governmental body, requires Patheon to incur fees, costs or activities in relation to the Products which Patheon considers unexpected and extraordinary, then Patheon will notify Client in writing and the parties will discuss in good faith appropriate mutually acceptable actions, including fee/cost sharing, or termination of all or any part of this Agreement. Patheon will be not be obliged to undertake these activities or to pay for the fees or costs if, in Patheon’s sole discretion, doing so is commercially inadvisable for Patheon.

ARTICLE 8

TERM AND TERMINATION

8.1	Initial Term.

This Agreement will become effective as of the Effective Date and will continue until December 31, 2021 (the “Initial Term”), unless terminated earlier by one of the parties in accordance herewith. This Agreement will automatically renew after the Initial Term for successive terms of two Years each if there is a Product Agreement in effect, unless either party gives written notice to the other party of its intention to terminate this Agreement at least 18 months prior to the end of the then current term. In any event, the legal terms and conditions of this Agreement will continue to govern any Product Agreement in effect as provided in Section 1.2. Each Product Agreement will have an initial term from the Effective Date of the Product Agreement until December 31 of the Year agreed to by the parties in the Product Agreement (each, an “Initial Product Term”). Product Agreements will automatically renew after the Initial Product Term for successive terms of two Years each unless either party gives written notice to the other party of its intention to terminate the Product Agreement at least 18 months prior to the end of the then current term.

8.2	Termination for Cause.

(a)    Either party at its sole option may terminate this Agreement or a Product Agreement upon written notice where the other party has failed to remedy a material breach of any of its representations, warranties, or other obligations under this Agreement or the Product Agreement within

Master Manufacturing Services Agreement

90 days following receipt of a written notice (the “Remediation Period”) of the breach from the aggrieved party that expressly states that it is a notice under this Section 8.2(a) (a “Breach Notice”). The aggrieved party’s right to terminate this Agreement or a Product Agreement under this Section 8.2(a) may only be exercised for a period of 60 days following the expiry of the Remediation Period (where the breach has not been remedied) and if the termination right is not exercised during this period then the aggrieved party will be deemed to have waived the breach of the representation, warranty, or obligation described in the Breach Notice. The termination of a Product Agreement under this Section 8.2(a) will not affect this Agreement or any other Product Agreements where there has been no material breach of the other Product Agreements.

(b)    Either party at its sole option may immediately terminate this Agreement or a Product Agreement upon written notice, but without prior advance notice, to the other party if: (i) the other party is declared insolvent or bankrupt by a court of competent jurisdiction; (ii) a voluntary petition of bankruptcy is filed in any court of competent jurisdiction by the other party; or (iii) this Agreement or a Product Agreement is assigned by the other party for the benefit of creditors.

(c)    Client may terminate a Product Agreement upon 30 days’ prior written notice if any Authority takes any action, or raises any objection, that prevents Client from importing, exporting, purchasing, or selling the Product. But if this occurs, Client must still fulfill all of its obligations under Section 8.3 below and under any Capital Equipment Agreement regarding the Product.

(d)    Client may terminate a Product Agreement upon six months’ prior written notice if it intends to no longer order Manufacturing Services for a Product due to the Product’s discontinuance in the market.

(e)    Patheon may terminate this Agreement or a Product Agreement upon six months’ prior written notice if Client assigns under Section 13.6 any of its rights under this Agreement or a Product Agreement to an assignee that, in the opinion of Patheon acting reasonably, is: (i) not a credit worthy substitute for Client; or (ii) a Patheon Competitor; or (iii) an entity with whom Patheon has had prior unsatisfactory business relations. Client may terminate this Agreement or a Product Agreement upon six months’ prior written notice if Patheon assigns under 13.6 any of its rights under this Agreement or a Product Agreement to an assignee that, in the opinion of Client acting reasonably, is: (i) not a credit worthy substitute for Patheon; or (ii) a Client Competitor, or (iii) an entity with whom Client has had prior unsatisfactory business relations.

8.3	Obligations on Termination.

(a)	If a Product Agreement is completed, expires, or is terminated in whole or in part for any reason, then:

(i)

Client will take delivery of and pay for all undelivered Products that are manufactured and/or packaged in accordance with this Agreement under a Firm Order, at the Price in effect at the time the Firm Order was placed;

(ii)

Client will purchase, at Patheon’s cost (including all costs incurred by Patheon for the purchase, handling, and processing of the Inventory), the Inventory applicable to the Products which was purchased, maintained or produced by Patheon in contemplation of filling Firm Orders or in accordance with Section 5.2;

(iii)	Client will satisfy the purchase price payable under Patheon’s orders with suppliers of Components, if the orders were made by Patheon in reliance on Firm Orders or in accordance with Section 5.2;

Master Manufacturing Services Agreement

(iv)	Client acknowledges that no Patheon Competitor will be permitted access to the Manufacturing Site; and

(v)

Client will make commercially reasonable efforts, at its own expense, to remove from Patheon site(s), within […***…] days, all unused Active Material and Client-Supplied Components, all applicable Inventory and Materials (whether current or obsolete), supplies, undelivered Product, chattels, equipment or other moveable property owned by Client, related to the Agreement and located at a Patheon site or that is otherwise under Patheon’s care and control (“Client Property”). If Client fails to remove Client Property within […***…] days following the completion, termination, or expiration of the Product Agreement, Client will pay Patheon $[…***…] per pallet, per month, one pallet minimum (except that Client will pay $[…***…] per pallet, per month, one pallet minimum, for any of Client Property that contains controlled substances, requires refrigeration or other special storage requirements) thereafter for storing Client Property and will assume any third party storage charges invoiced to Patheon regarding Client Property. Patheon will invoice Client for the storage charges as set forth in Section 5.5 of this Agreement. If Client fails to remove Client Property within […***…] days following the completion, termination, or expiration of the Product Agreement, Client will assume all risk of loss or damage to the stored Client Property and it will be Client’s responsibility to have appropriate insurance coverage in place for this risk. If Client asks Patheon to destroy any Client Property, Client will be responsible for the cost of destruction.

(b)

Any completion, termination or expiration of this Agreement or a Product Agreement will not affect any outstanding obligations or payments due prior to the completion, termination or expiration, nor will it prejudice any other remedies that the parties may have under this Agreement or a Product Agreement or any related Capital Equipment Agreement. For greater certainty, completion, termination or expiration of this Agreement or of a Product Agreement for any reason will not affect the obligations and responsibilities of the parties under Articles 10 and 11 and Sections 5.4, 5.5, 8.3, 13.1, 13.2, 13.3 and 13.16, all of which survive any completion, termination or expiration.

ARTICLE 9

REPRESENTATIONS, WARRANTIES AND COVENANTS

9.1	Authority.

Each party covenants, represents, and warrants that it has the full right and authority to enter into this Agreement and that it is not aware of any impediment that would inhibit its ability to perform its obligations hereunder.

9.2	Client Warranties.

Client covenants, represents, and warrants that:

(a)	Non-Infringement.

(i)	the Specifications for each of the Products are its or its Affiliate’s property and that Client may lawfully disclose the Specifications to Patheon;

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(ii)

any Client Intellectual Property, used by Patheon in performing the Manufacturing Services according to the Specifications (A) is Client’s or its Affiliate’s unencumbered property, (B) may be lawfully used as directed by Client, and (C) does not infringe and will not infringe any Third Party Rights;

(iii)

the performance of the Manufacturing Services by Patheon for any Product under this Agreement or any Product Agreement or the use or other disposition of any Product by Patheon as may be required to perform its obligations under this Agreement or under any Product Agreement does not and will not infringe any Third Party Rights;

(iv)

there are no actions or other legal proceedings involving Client that concerns the infringement of Third Party Rights related to any of the Specifications, or any of the Active Materials and the Components, or the sale, use, or other disposition of any Product made in accordance with the Specifications;

(b)	Quality and Compliance.

(i)	the Specifications for all Products conform to all applicable cGMPs and Applicable Laws;

(ii)

the Products, if labelled and manufactured in accordance with the Specifications and in compliance with applicable cGMPs and Applicable Laws (i) may be lawfully sold and distributed in every jurisdiction in which Client markets the Products, (ii) will be fit for the purpose intended, and (iii) will be safe for human consumption;

(iii)

on the date of shipment, the API will conform to the specifications for the API that Client has given to Patheon and that the API will be adequately contained, packaged, and labelled and will conform to the affirmations of fact on the container.

9.3	Patheon Warranties.

Patheon covenants, represents, and warrants that:

(a)	it will perform the Manufacturing Services in accordance with the Specifications, cGMPs, and Applicable Laws; and

(b)

any Patheon Intellectual Property used by Patheon to perform the Manufacturing Services (i) is Patheon’s or its Affiliate’s unencumbered property, (ii) may be lawfully used by Patheon, and (iii) does not infringe and will not infringe any Third Party Rights.

(c)	it will not in the performance of its obligations under this Agreement use the services of any person it knows is debarred or suspended under 21 U.S.C. §335(a) or (b); and

(d)

it does not currently have, and it will not hire, as an officer or an employee any person whom it knows has been convicted of a felony under the laws of the United States for conduct relating to the regulation of any drug product under the United States Federal Food, Drug, and Cosmetic Act.

Master Manufacturing Services Agreement

9.4	Permits.

(a)

Client will be solely responsible for obtaining or maintaining, on a timely basis, any permits or other regulatory approvals for the Products or the Specifications, including, without limitation, all marketing and post-marketing approvals.

(b)	Patheon will maintain at all relevant times all governmental permits, licenses, approval, and authorities required to enable it to lawfully and properly perform the Manufacturing Services.

9.5	No Warranty.

PATHEON MAKES NO WARRANTY OR CONDITION OF ANY KIND, EITHER EXPRESSED OR IMPLIED, BY FACT OR LAW, OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT. PATHEON MAKES NO WARRANTY OR CONDITION OF FITNESS FOR A PARTICULAR PURPOSE NOR ANY WARRANTY OR CONDITION OF MERCHANTABILITY FOR THE PRODUCTS.

ARTICLE 10

REMEDIES AND INDEMNITIES

10.1	Consequential and Other Damages.

Under no circumstances whatsoever will either party be liable to the other in contract, tort, negligence, breach of statutory duty, or otherwise for (i) any (direct or indirect) loss of profits, of production, of anticipated savings, of business, or goodwill or (ii) any reliance damages, including but not limited to costs or expenditures incurred to evaluate the viability of entering into this Agreement or to prepare for performance under this Agreement or (iii) for any other liability, damage, costs, penalty, or expense of any kind incurred by the other party of an indirect or consequential nature, regardless of any notice of the possibility of these damages.

10.2	Limitation of Liability.

(a)    Defective or Recalled Product. Patheon’s maximum aggregate liability to Client for any obligation to refund, or offset any defective Product under Section 6.3(a) will not exceed […***…]% of the Price for the defective or recalled Product as applicable . This Section 10.2(a) will not be subject to Section 10.2(c).

(b)    Active Materials. Except as expressly set forth in Section 2.3, under no circumstances will Patheon be responsible for any loss or damage to the Active Materials. Patheon’s maximum responsibility for loss or damage to the Active Materials will not exceed the Maximum Credit Value set forth in Schedule D of a Product Agreement. This Section 10.2(b) will not apply to loss or damage to the Active Materials that occurs during storage at the Manufacturing Site, provided such loss is recoverable under Patheon’s insurance policy (subject to any deductible amounts applied by the insurer) and not subject to any policy exclusions, and, more specifically, such Active Materials were not lost or damaged due to an error or errors in processing or manufacturing.

(c)    Maximum Liability. Except for Patheon’s obligations to […***…], Patheon’s maximum aggregate liability to Client in any Year under this Agreement or any Product Agreement for any reason whatsoever, including, without limitation, any liability arising under Section 6.3(b) relating to the expenses of a Recall or Product return, Sections 2.3 or 10.3 hereof or resulting from

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any and all breaches of its representations, warranties, or any other obligations under this Agreement or any Product Agreement will not exceed on a per Product basis […***…]% of revenues (being payments of the Price) per Year received by Patheon under the applicable Product Agreement during the Year in which the underlying event occurred that gave rise to the liability (e.g. the date of the incident or manufacture) unless the liability arises out of Patheon’s […***…], in which case, Patheon’s maximum aggregate liability to Client in any Year under this Agreement or any Product Agreement will not exceed on a per Product basis […***…]% of revenues per Year received by Patheon under the applicable Product Agreement during the Year in which the underlying event occurred that gave rise to the liability.

(d)    Death, Personal Injury and Fraudulent Misrepresentation. Nothing contained in this Agreement shall act to exclude or limit either party’s liability for personal injury or death caused by the negligence of either party or fraudulent misrepresentation.

10.3	Patheon Indemnity.

(a)    Patheon agrees to defend and indemnify Client, its officers and employees, against all losses, damages, costs, claims, demands, judgments and liability to, from and in favour of third parties (other than Affiliates) for any claim of personal injury or property damage to the extent that the injury or damage is the result of a failure by Patheon to perform the Manufacturing Services in accordance with the Specifications, cGMPs, and Applicable Laws except to the extent that the losses, damages, costs, claims, demands, judgments, and liability are due to the negligence or wrongful act(s) of Client, its officers, employees, or Affiliates.

(b)    If a claim occurs, Client will: (a) promptly notify Patheon of the claim; (b) use commercially reasonable efforts to mitigate the effects of the claim; (c) reasonably cooperate with Patheon in the defense of the claim; and (d) permit Patheon to control the defense and settlement of the claim, all at Patheon’s cost and expense.

10.4	Client Indemnity.

(a)    Client agrees to defend and indemnify Patheon, its officers and employees, against all losses, damages, costs, claims, demands, judgments and liability to, from and in favour of third parties (other than Affiliates) for any claim of infringement or alleged infringement of any Third Party Rights in the Products, or any portion thereof, or any claim of personal injury or property damage to the extent that the injury or damage arises other than from (i) a breach of the relevant Product Agreement by Patheon or (ii) the gross negligence or wrongful act(s) of Patheon, including, without limitation, any representation or warranty contained herein, except to the extent that the losses, damages, costs, claims, demands, judgments, and liability are due to the negligence or wrongful act(s) of Patheon, its officers, employees, or Affiliates.

(b)    If a claim occurs, Patheon will: (a) promptly notify Client of the claim; (b) use commercially reasonable efforts to mitigate the effects of the claim; (c) reasonably cooperate with Client in the defense of the claim; and (d) permit Client to control the defense and settlement of the claim, all at Client’s cost and expense.

10.5	Reasonable Allocation of Risk.

This Agreement (including, without limitation, this Article 10) is reasonable and creates a reasonable allocation of risk for the relative profits the parties each expect to derive from the Products. Patheon assumes only a limited degree of risk arising from the manufacture, distribution, and use of the Products because Client has developed and holds the marketing approval for the Products, Client requires Patheon to manufacture and label the Products strictly in accordance with the Specifications,

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and Client, not Patheon, is best positioned to inform and advise potential users about the circumstances and manner of use of the Products.

ARTICLE 11

CONFIDENTIALITY

11.1	Confidential Information.

“Confidential Information” means any information disclosed by the Disclosing Party to the Recipient (whether disclosed in oral, written, electronic or visual form) that is non-public, confidential or proprietary including, without limitation, information relating to the Disclosing Party’s patent and trademark applications, process designs, process models, drawings, plans, designs, data, databases and extracts therefrom, formulae, methods, know-how and other intellectual property, its clients or client confidential information, finances, marketing, products and processes and all price quotations, manufacturing or professional services proposals, information relating to composition, proprietary technology, and all other information relating to manufacturing capabilities and operations. In addition, all analyses, compilations, studies, reports or other documents prepared by any party’s Representatives containing the Confidential Information will be considered Confidential Information. Samples or materials provided hereunder as well as any and all information derived from the approved analysis of the samples or materials will also constitute Confidential Information. For the purposes of this ARTICLE 11, a party or its Representative receiving Confidential Information under this Agreement is a “Recipient,” and a party or its Representative disclosing Confidential Information under this Agreement is the “Disclosing Party.”

11.2	Use of Confidential Information.

The Recipient will use the Confidential Information solely for the purpose of meeting its obligations under this Agreement. The Recipient will keep the Confidential Information strictly confidential and will not disclose the Confidential Information in any manner whatsoever, in whole or in part, other than to those of its Representatives who (i) have a need to know the Confidential Information for the purpose of this Agreement; (ii) have been advised of the confidential nature of the Confidential Information and (iii) have obligations of confidentiality and non-use to the Recipient no less restrictive than those of this Agreement. Recipient will protect the Confidential Information disclosed to it by using reasonable precautions to prevent the unauthorized disclosure, dissemination or use of the Confidential Information, which precautions will in no event be less than those exercised by Recipient with respect to its own confidential or proprietary Confidential Information of a similar nature.

11.3	Exclusions.

The obligations of confidentiality will not apply to the extent that the information:

(a)    is or becomes publicly known through no breach of this Agreement or fault of the Recipient or its Representatives;

(b)    is in the Recipient’s possession at the time of disclosure by the Disclosing Party other than as a result of the Recipient’s breach of any legal obligation;

(c)    is or becomes known to the Recipient on a non-confidential basis through disclosure by sources, other than the Disclosing Party, having the legal right to disclose the Confidential Information, provided that the other source is not known by the Recipient to be bound by any obligations (contractual, legal, fiduciary, or otherwise) of confidentiality to the Disclosing Party with respect to the Confidential Information;

Master Manufacturing Services Agreement

(d)    is independently developed by the Recipient without use of or reference to the Disclosing Party’s Confidential Information as evidenced by Recipient’s written records; or

(e)    is expressly authorized for release by the written authorization of the Disclosing Party.

Any combination of information which comprises part of the Confidential Information are not exempt from the obligations of confidentiality merely because individual parts of that Confidential Information were publicly known, in the Recipient’s possession, or received by the Recipient, unless the combination itself was publicly known, in the Recipient’s possession, or received by the Recipient.

11.4	Photographs and Recordings.

Neither party will take any photographs or videos of the other party’s facilities, equipment or processes, nor use any other audio or visual recording equipment (such as camera phones) while at the other party’s facilities, without that party’s express written consent.

11.5	Permitted Disclosure.

Notwithstanding any other provision of this Agreement, the Recipient may disclose Confidential Information of the Disclosing Party to the extent required, as advised by counsel, in response to a valid order of a court or other governmental body or as required by law, regulation or stock exchange rule. But the Recipient will advise the Disclosing Party in advance of the disclosure to the extent practicable and permissible by the order, law, regulation or stock exchange rule and any other applicable law, will reasonably cooperate with the Disclosing Party, if required, in seeking an appropriate protective order or other remedy, and will otherwise continue to perform its obligations of confidentiality set out herein. If any public disclosure is required by law, the parties will consult concerning the form of announcement prior to the public disclosure being made.

11.6	Marking.

The Disclosing Party will use reasonable efforts to summarize in writing the content of any oral disclosure or other non-tangible disclosure of Confidential Information within […***…] days of the disclosure, but failure to provide this summary will not affect the nature of the Confidential Information disclosed if the Confidential Information was identified as confidential or proprietary when disclosed orally or in any other non-tangible form.

11.7	Return of Confidential Information.

Upon the written request of the Disclosing Party, the Recipient will promptly return the Confidential Information to the Disclosing Party or, if the Disclosing Party directs, destroy all Confidential Information disclosed in or reduced to tangible form including any copies thereof and any summaries, compilations, analyses or other notes derived from the Confidential Information except for one copy which may be maintained by the Recipient for its records. The retained copy will remain subject to all confidentiality provisions contained in this Agreement.

11.8	Remedies.

The parties acknowledge that monetary damages may not be sufficient to remedy a breach by either party of this Article 11 and agree that the non-breaching party will be entitled to seek in any court of competent jurisdiction (notwithstanding Section 13.17 below) specific performance, injunctive and/or other equitable relief to prevent breaches of this Article 11 and to specifically enforce the provisions hereof in addition to any other remedies available at law or in equity. These remedies will not

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be the exclusive remedies for breach of this Article 11 but will be in addition to any and all other remedies available at law or in equity.

ARTICLE 12

DISPUTE RESOLUTION

12.1	Commercial Disputes.

If any dispute arises out of this Agreement or any Product Agreement (other than a dispute under Section 6.1(b) or a Technical Dispute, as defined herein), the parties will first try to resolve it amicably. In that regard, any party may send a notice of dispute to the other, and each party will appoint, within […***…] Business Days from receipt of the notice of dispute, a single representative having full power and authority to resolve the dispute. The representatives will meet as necessary in order to resolve the dispute. If the representatives fail to resolve the matter within one month from their appointment, or if a party fails to appoint a representative within the […***…] Business Day period set forth above, the dispute will immediately be referred to the […***…] (or another officer as he/she may designate) of each party who will meet and discuss as necessary to try to resolve the dispute amicably. Should the parties fail to reach a resolution under this Section 12.1, the dispute will be referred to a court of competent jurisdiction in accordance with Section 13.17.

12.2	Technical Dispute Resolution.

If a dispute arises (other than disputes under Section 12.1) between the parties that is exclusively related to technical aspects of the manufacturing, packaging, labelling, quality control testing, handling, storage, or other activities under this Agreement (a “Technical Dispute”), the parties will make all reasonable efforts to resolve the dispute by amicable negotiations. In that regard, […***…] of each party will, as soon as possible and in any event no later than […***…] Business Days after a written request from either party to the other, meet in good faith to resolve any Technical Dispute. If, despite this meeting, the parties are unable to resolve a Technical Dispute within a reasonable time, and in any event within […***…] Business Days of the written request, the Technical Dispute will, at the request of either party, be referred for determination to an expert in accordance with Exhibit A. If the parties cannot agree that a dispute is a Technical Dispute, Section 12.1 will prevail. For greater certainty, the parties agree that the release of the Products for sale or distribution under the applicable marketing approval for the Products will not by itself indicate compliance by Patheon with its obligations for the Manufacturing Services and further that nothing in this Agreement (including Exhibit A) will remove or limit the authority of the relevant qualified person (as specified by the Quality Agreement) to determine whether the Products are to be released for sale or distribution.

ARTICLE 13

MISCELLANEOUS

13.1	Inventions.

(a)    For the term of this Agreement, Client hereby grants to Patheon a non-exclusive, paid-up, royalty-free, non-transferable license of Client’s Intellectual Property which Patheon must use in order to perform the Manufacturing Services.

(b)    All Client Intellectual Property will be the exclusive property of Client.

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(c)    All Patheon Intellectual Property will be the exclusive property of Patheon. Patheon hereby grants to Client a perpetual, irrevocable, non-exclusive, paid-up, royalty-free, transferable license to use the Patheon Intellectual Property used by Patheon to perform the Manufacturing Services to enable Client to manufacture the Product(s).

(d)    Each party will be solely responsible for the costs of filing, prosecution, and maintenance of patents and patent applications on its own Inventions.

(e)    Either party will give the other party written notice, as promptly as practicable, of all Inventions which can reasonably be deemed to constitute improvements or other modifications of the Products or processes or technology owned or otherwise controlled by the party.

13.2	Intellectual Property.

Neither party has, nor will it acquire, any interest in any of the other party’s Intellectual Property unless otherwise expressly agreed to in writing. Neither party will use any Intellectual Property of the other party, except as specifically authorized by the other party or as required for the performance of its obligations under this Agreement.

13.3	Insurance.

Each party will maintain commercial general liability insurance, including blanket contractual liability insurance covering the obligations of that party under this Agreement through the term of this Agreement and for a period of three years thereafter. This insurance will have policy limits of not less than (i) USD$ […***…] for each occurrence for personal injury or property damage liability; and (ii) USD$ […***…] in the aggregate per annum for product and completed operations liability. If requested each party will give the other a certificate of insurance evidencing the above and showing the name of the issuing company, the policy number, the effective date, the expiration date, and the limits of liability. The insurance certificate will further provide for a minimum of […***…] days’ written notice to the insured of a cancellation of, or material change in, the insurance. If a party is unable to maintain the insurance policies required under this Agreement through no fault of its own, then the party will forthwith notify the other party in writing and the parties will in good faith negotiate appropriate amendments to the insurance provision of this Agreement in order to provide adequate assurances.

13.4	Independent Contractors.

The parties are independent contractors and this Agreement and any Product Agreement will not be construed to create between Patheon and Client any other relationship such as, by way of example only, that of employer-employee, principal agent, joint-venturer, co-partners, or any similar relationship, the existence of which is expressly denied by the parties.

13.5	No Waiver.

Neither party’s failure to require the other party to comply with any provision of this Agreement or any Product Agreement will be deemed a waiver of the provision or any other provision of this Agreement or any Product Agreement, with the exception of Sections 6.1 and 8.2 of this Agreement.

13.6	Assignment and Subcontracting.

(a)

Patheon may not assign this Agreement or any Product Agreement or any of its associated rights or obligations without the written consent of Client, this consent not to be unreasonably withheld. But Patheon may arrange for subcontractors to perform specific testing services arising under any Product Agreement with the consent of Client.

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Further it is specifically agreed, subject to the consent requirements of Section 2.1, that Patheon may subcontract any part of the Manufacturing Services under a Product Agreement to the Affiliate specified in the Product Agreement. Patheon will remain solely liable to Client for its obligations under this Agreement, and for the obligations of the applicable Affiliate of Patheon under the Quality Agreement, if the Manufacturing Services are subcontracted.

(b)

Subject to Section 8.2(e), Client may assign this Agreement or any Product Agreement or any of its associated rights or obligations without approval from Patheon. But Client will give Patheon prior written notice of any assignment and any assignee will covenant in writing with Patheon to be bound by the terms of this Agreement or the Product Agreement.. Any partial assignment will be subject to Patheon’s cost review of the assigned Products and Patheon may terminate this Agreement or any Product Agreement or any assigned part thereof, on […***…] months’ prior written notice to Client and the assignee if good faith discussions do not lead to agreement on amended Manufacturing Service fees within a reasonable time. Despite the foregoing provisions of this Section 13.6, either party may assign this Agreement or any Product Agreement to any of its Affiliates or to a successor to or purchaser of all or substantially all of its business, but the assignee must execute an agreement with the non-assigning party whereby it agrees to be bound hereunder.

13.7	Force Majeure.

Neither party will be liable for the failure to perform its obligations under this Agreement or any Product Agreement if the failure is caused by an event beyond that party’s reasonable control, including, but not limited to, riots, quarantines, communicable disease outbreaks, wars, acts of terrorism, fires, floods, storms, interruption of or delay in transportation, defective equipment, lack of or inability to obtain fuel, power or components, or compliance with any order or regulation of any government entity acting within colour of right (a “Force Majeure Event”). A party claiming a right to excused performance under this Section 13.7 will immediately notify the other party in writing of the extent of its inability to perform, which notice will specify the event beyond its reasonable control that prevents the performance. Neither party will be entitled to rely on a Force Majeure Event to relieve it from an obligation to pay money (including any interest for delayed payment) which would otherwise be due and payable under this Agreement or any Product Agreement.

13.8	Additional Product.

Additional Products may be added to, or existing Products deleted from, any Product Agreement by amendments to the Product Agreement including Schedules A, B, C and D as applicable.

13.9	Notices.

Unless otherwise agreed in a Product Agreement, any notice, approval, instruction or other written communication required or permitted hereunder will be sufficient if made or given to the other party by personal delivery or confirmed receipt email or by sending the same by first class mail, postage prepaid to the respective addresses or electronic mail addresses set forth below:

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If to Client:

Neurocrine Biosciences Inc.

12780 El Camino Real

San Diego 92130

California, USA

Attention: Darin Lippoldt, Chief Legal Officer

Email address: […***…]

If to Patheon:

Patheon UK Limited

Kingfisher Drive

Covingham

Swindon

SN3 6BZ

United Kingdom

Attention: Legal Director

Email address: […***…]

or to any other addresses or electronic mail addresses given to the other party in accordance with the terms of this Section 13.9. Notices or written communications made or given by personal delivery, or electronic mail will be deemed to have been sufficiently made or given when sent (receipt acknowledged), or if mailed, five days after being deposited in the United States, Canada, or European Union mail, postage prepaid or upon receipt, whichever is sooner.

13.10	Severability.

If any provision of this Agreement or any Product Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, that determination will not impair or affect the validity, legality, or enforceability of the remaining provisions, because each provision is separate, severable, and distinct.

13.11	Entire Agreement.

This Agreement, together with the applicable Product Agreement and the Quality Agreement, constitutes the full, complete, final and integrated agreement between the parties relating to the subject matter hereof and supersedes all previous written or oral negotiations, commitments, agreements, transactions, or understandings concerning the subject matter hereof. Any modification, amendment, or supplement to this Agreement or any Product Agreement must be in writing and signed by authorized representatives of both parties. In case of conflict, the prevailing order of documents will be this Agreement, the Product Agreement, and the Quality Agreement.

13.12	Other Terms.

No terms, provisions or conditions of any purchase order or other business form or written authorization used by Client or Patheon will have any effect on the rights, duties, or obligations of the parties under or otherwise modify this Agreement or any Product Agreement, regardless of any failure of Client or Patheon to object to the terms, provisions, or conditions unless the document specifically refers to this Agreement or the applicable Product Agreement and is signed by both parties.

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13.13	No Third Party Benefit or Right.

For greater certainty, nothing in this Agreement or any Product Agreement will confer or be construed as conferring on any third party any benefit or the right to enforce any express or implied term of this Agreement or any Product Agreement.

13.14	Execution in Counterparts.

This Agreement and any Product Agreement may be executed in two or more counterparts, by original, facsimile or “pdf” signature, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

13.15	Use of Client Name.

Patheon will not make any use of Client’s name, trademarks or logo or any variations thereof, alone or with any other word or words, without the prior written consent of Client, which consent will not be unreasonably withheld. Despite this, Client agrees that Patheon may include Client’s name and logo in customer lists or related marketing and promotional material for the purpose of identifying users of Patheon’s Manufacturing Services.

13.16	Taxes.

    (a)    Client will bear all taxes, duties, levies and similar charges (and any related interest and penalties) (“Tax” or “Taxes”), however designated, imposed as a result of the provision by the Patheon of Services under this Agreement, except:

(i)	any Tax based on net income or gross income that is imposed on Patheon by its jurisdiction of formation or incorporation (“Resident Jurisdiction”);

(ii)	any Tax based on net income or gross income that is imposed on Patheon by jurisdictions other than its Resident Jurisdiction if this tax is based on a permanent establishment of Patheon; and

(iii)

any Tax that is recoverable by Patheon in the ordinary course of business for purchases made by Patheon in the course of providing its Services, such as Value Added Tax (as more fully defined in subparagraph (d) below), Goods & Services Tax (“GST”) and similar taxes.

    (b)    If Client is required to bear a tax, duty, levy or similar charge under this Agreement by any state, federal, provincial or foreign government, including, but not limited to, Value Added Tax, Client will pay the tax, duty, levy or similar charge and any additional amounts to the appropriate taxing authority as are necessary to ensure that the net amounts received by Patheon hereunder after all such payments or withholdings equal the amounts to which Patheon is otherwise entitled under this Agreement as if the tax, duty, levy or similar charge did not exist.

    (c)    Patheon will not collect an otherwise applicable tax if Client’s purchase is exempt from Patheon’s collection of the tax and a valid tax exemption certificate is furnished by Client to Patheon.

    (d)    If Section 13.16 (a)(iii) does not apply, any payment due under this Agreement for the provision of Services to Client by Patheon is exclusive of value added taxes, turnover taxes, sales taxes or similar taxes, including any related interest and penalties (hereinafter all referred to as “VAT”). If any VAT is payable on a Service supplied by Patheon to Client under this Agreement, this VAT will be added to the invoice amount and will be for the account of (and reimbursable to Patheon by) Client. If VAT on

Master Manufacturing Services Agreement

the supplies of Patheon is payable by Client under a reverse charge procedure (i.e., shifting of liability, accounting or payment requirement to recipient of supplies), Client will ensure that Patheon will not effectively be held liable for this VAT by the relevant taxing authorities or other parties. Where applicable, Patheon will use its reasonable commercial efforts to ensure that its invoices to Client are issued in such a way that these invoices meet the requirements for deduction of input VAT by Client, if Client is permitted by law to do so.

    (e)    Any Tax that Client pays, or is required to pay, but which Client believes should properly be paid by Patheon pursuant hereto may not be offset against sums due by Client to Patheon whether due pursuant to this Agreement or otherwise.

13.17	Governing Law.

This Agreement and any Product Agreement, unless otherwise agreed by the parties in the Product Agreement and then only for purposes of that Product Agreement, will be construed and enforced in accordance with the laws of England and subject to the exclusive jurisdiction of the courts thereof. The UN Convention on Contracts for the International Sale of Goods will not apply to this Agreement.

[Signature page to follow]

Master Manufacturing Services Agreement

IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement as of the Effective Date.

PATHEON UK LIMITED

By:	/s/ Andrew Robinson
Name:	Andrew Robinson
Title:	Director

Date:	12/22/2016

NEUROCRINE BIOSCIENCES INC.

By:	/s/ Darin Lippoldt
Name:	Darin Lippoldt
Title:	Chief Legal Officer

Date:

Master Manufacturing Services Agreement

APPENDIX 1

FORM OF PRODUCT AGREEMENT

(Includes Schedules A to D)

PRODUCT AGREEMENT

This Product Agreement (this “Product Agreement”) is issued under the Master Manufacturing Services Agreement dated 28 November 2016 between Patheon UK Limited and Neurocrine Biosciences Inc. (the “Master Agreement”), and is entered into [        ]     , 2016 (the “Effective Date”), between Patheon UK Limited, a corporation existing under the laws of England [or applicable founding jurisdiction for Patheon Affiliate], having a principal place of business at Kingfisher Drive, Covingham, Swindon, SN3 5BZ, England (“Patheon”) and Neurocrine Biosciences Inc, 12780 El Camino Real, San Diego 92130, California, USA (“Client”).

The terms and conditions of the Master Agreement are incorporated herein except to the extent this Product Agreement expressly references the specific provision in the Master Agreement to be modified by this Product Agreement. All capitalized terms that are used but not defined in this Product Agreement will have the respective meanings given to them in the Master Agreement.

The Schedules to this Product Agreement are incorporated into and will be construed in accordance with the terms of this Product Agreement.

1.	Product List and Specifications (See Schedule A attached hereto)

2.	Minimum Order Quantity, Annual Volume, and Price (See Schedule B attached hereto)

3.	Annual Stability Testing and Validation Activities (if applicable) (See Schedule C attached hereto)

4.	Active Materials, Active Materials Credit Value, and Maximum Credit Value (See Schedule D attached hereto)

5.	Yearly Forecasted Volume: (insert for sterile products if applicable under Section 4.2.1 of the Master Agreement)

6.	Territory: (insert the description of the Territory here)

7.	Manufacturing Site: (insert address of Patheon Manufacturing Site where the Manufacturing Services will be performed)

8.	Inflation Index: pursuant to Section 4.2(a) of the Master Agreement, the inflation index is [actual index to be set out in the Product Agreement][for France, “Indices de salaires mensuels de base des salaries de l’industrie pharmaceutique”, published by Les Entreprises du médicament (LEEM) (for illustration: http://www.leem.org/article/les-indices-des-salaires-de-lindustrie-pharmaceutique)].

Master Manufacturing Services Agreement

9.	Initial Product Term: (per Section 8.1 of the Master Agreement) from the Effective Date until December 31, 20

10.	Notices: (if applicable under Section 13.9 of the Master Agreement)

11.	Other Modifications to the Master Agreement: (if applicable under Section 1.2 of the Master Agreement)

IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Product Agreement as of the Effective Date set forth above.

PATHEON UK LIMITED

By:
Name:
Title:

Date:

NEUROCRINE BIOSCIENCES INC.

By:
Name:
Title:

Date:

Master Manufacturing Services Agreement

SCHEDULE A

PRODUCT LIST AND SPECIFICATIONS

Product List

[Details to be set out in the applicable Product Agreement]

Specifications

Prior to the start of commercial manufacturing of Product under this Agreement Client will give Patheon the originally executed copies of the Specifications as approved by the applicable Regulatory Authority. If the Specifications received are subsequently amended, then Client will give Patheon the revised and originally executed copies of the revised Specifications. Upon acceptance of the revised Specifications, Patheon will give Client a signed and dated receipt indicating Patheon’s acceptance of the revised Specifications.

Master Manufacturing Services Agreement

SCHEDULE B

MINIMUM ORDER QUANTITY, ANNUAL VOLUME, AND PRICE

[Insert Price Table]

Manufacturing Assumptions:

Packaging Assumptions:

Testing Assumptions:

[…***…]

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Master Manufacturing Services Agreement

SCHEDULE C

ANNUAL STABILITY TESTING [and VALIDATION ACTIVITIES (if applicable)]

Patheon and Client will agree in writing on any stability testing to be performed by Patheon on the Products. This agreement will specify the commercial and Product stability protocols applicable to the stability testing and the fees payable by Client for this testing including the Price for the Product withdrawn for the stability testing.

[NTD: Schedule C should clearly indicate when and/or under what conditions Patheon’s responsibility to perform stability testing will end]

Master Manufacturing Services Agreement

SCHEDULE D

ACTIVE MATERIALS

Active Materials	Supplier
[Details to be set out in the applicable Product Agreement]	• [Details to be set out in the applicable Product Agreement]

ACTIVE MATERIALS CREDIT VALUE

The Active Materials Credit Value will be as follows:

PRODUCT	ACTIVE MATERIALS	ACTIVE MATERIALS CREDIT VALUE
[Details to be set out in the applicable Product Agreement]	[Details to be set out in the applicable Product Agreement]	Client’s actual cost for Active Materials not to exceed USD$ [Details to be set out in the applicable Product Agreement] per kilogram

MAXIMUM CREDIT VALUE

Patheon’s liability for Active Materials calculated in accordance with Section 2.3 of the Master Agreement [for any Product] in a Year will not exceed, in the aggregate, the maximum credit value set forth below:

PRODUCT	MAXIMUM CREDIT VALUE
[Details to be set out in the applicable Product Agreement]	[…***…]% of revenues (being payments of the Price) per Year received by Patheon under this Product Agreement.

[End of Product Agreement]

Master Manufacturing Services Agreement

EXHIBIT A

TECHNICAL DISPUTE RESOLUTION

Technical Disputes which cannot be resolved by negotiation as provided in Section 12.2 will be resolved in the following manner:

1.    Appointment of Expert. Within […***…] Business Days after a party requests under Section 12.2 that an expert be appointed to resolve a Technical Dispute, the parties will jointly appoint a mutually acceptable expert with experience and expertise in the subject matter of the dispute. If the parties are unable to so agree within the […***…] Business Day period, or if there is a disclosure of a conflict by an expert under Paragraph 2 hereof which results in the parties not confirming the appointment of the expert, then an expert (willing to act in that capacity hereunder) will be appointed by an experienced arbitrator on the roster of the American Arbitration Association.

2.    Conflicts of Interest. Any person appointed as an expert will be entitled to act and continue to act as an expert even if at the time of his appointment or at any time before he gives his determination, he has or may have some interest or duty which conflicts or may conflict with his appointment if before accepting the appointment (or as soon as practicable after he becomes aware of the conflict or potential conflict) he fully discloses the interest or duty and the parties will, after the disclosure, have confirmed his appointment.

3.    Not Arbitrator. No expert will be deemed to be an arbitrator and the provisions of the American Arbitration Act or of any other applicable statute (foreign or domestic) and the law relating to arbitration will not apply to the expert or the expert’s determination or the procedure by which the expert reaches his determination under this Exhibit A.

4.    Procedure. Where an expert is appointed:

(a)

Timing. The expert will be so appointed on condition that (i) he promptly fixes a reasonable time and place for receiving representations, submissions or information from the parties and that he issues the authorizations to the parties and any relevant third party for the proper conduct of his determination and any hearing and (ii) he renders his decision (with full reasons) within […***…] Business Days (or another date as the parties and the expert may agree) after receipt of all information requested by him under Paragraph 4(b) hereof.

(b)

Disclosure of Evidence. The parties undertake one to the other to give to any expert all the evidence and information within their respective possession or control as the expert may reasonably consider necessary for determining the matter before him which they will disclose promptly and in any event within […***…] Business Days of a written request from the relevant expert to do so.

(c)

Advisors. Each party may appoint any counsel, consultants and advisors as it feels appropriate to assist the expert in his determination and so as to present their respective cases so that at all times the parties will co-operate and seek to narrow and limit the issues to be determined.

(d)

Appointment of New Expert. If within the time specified in Paragraph 4(a) above the expert will not have rendered a decision in accordance with his appointment, a new expert may (at the request of either party) be appointed and the appointment of the existing expert will thereupon cease for the purposes of determining the matter at issue between the parties except if the existing expert renders his decision with full reasons

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prior to the appointment of the new expert, then this decision will have effect and the proposed appointment of the new expert will be withdrawn.

(e)	Final and Binding. The determination of the expert will, except for fraud or manifest error, be final and binding upon the parties.

(f)

Costs. Each party will bear its own costs for any matter referred to an expert hereunder and, in the absence of express provision in the Agreement to the contrary, the costs and expenses of the expert will be shared equally by the parties.

For greater certainty, the release of the Products for sale or distribution under the applicable marketing approval for the Products will not by itself indicate compliance by Patheon with its obligations for the Manufacturing Services and further that nothing in this Agreement (including this Exhibit A) will remove or limit the authority of the relevant qualified person (as specified by the Quality Agreement) to determine whether the Products are to be released for sale or distribution.

Master Manufacturing Services Agreement

EXHIBIT B

QUARTERLY ACTIVE MATERIALS AND CLIENT SUPPLIED COMPONENTS INVENTORY REPORT

TO:	NEUROCRINE BIOSCIENCES, INC.
FROM:	PATHEON UK LIMITED [or applicable Patheon Affiliate]

RE:	Active Materials/Client-Supplied Components quarterly inventory report under Section 2.3(a) of the Master Manufacturing Services Agreement dated ● (the “Agreement”)

Reporting quarter:

Active Materials
Active Materials on hand at beginning of quarter:	kg	(A)

Active Materials on hand at end of quarter:	kg	(B)

Quantity Received during quarter:	kg	(C)

Quantity Dispensed[1] during quarter:	kg
(A + C – B)

Quantity Converted during quarter:	kg
(total Active Materials in Products produced and not rejected, recalled or returned or in work-in-process)

Client-Supplied Components
Client-Supplied Components on hand at beginning of quarter:	kg	(A)

Client-Supplied Components on hand at end of quarter:	kg	(B)

Quantity Received during quarter:	kg	(C)

Quantity Dispensed[2] during quarter:	kg

[1]	Excludes any (i) Active Materials that must be retained by Patheon as samples, (ii) Active Materials contained in Product that must be retained as samples, (iii) Active Materials used in testing (if applicable), and (iv) Active Materials received or consumed in technical transfer activities or development activities, including, without limitation, any regulatory, stability, validation, or test batches manufactured during the quarter.
[2]	Excludes any (i) Client-Supplied Components that must be retained by Patheon as samples, (ii) Client-Supplied Components contained in Product that must be retained as samples, (iii) Client-Supplied Components used in testing (if applicable), and (iv) Client-Supplied Components received or consumed in technical transfer activities or development activities, including, without limitation, any regulatory, stability, validation, or test batches manufactured during the quarter.

Master Manufacturing Services Agreement

(A + C – B)

Quantity Converted during quarter:	kg
(total Client-Supplied Components in Products produced and not rejected, recalled or returned or in work-in-process)

Capitalized terms used in this report have the meanings given to the terms in the Agreement.

PATHEON UK LIMITED	DATE:
[or applicable Patheon Affiliate]

Per:
Name:
Title:

Master Manufacturing Services Agreement

EXHIBIT C

REPORT OF ANNUAL ACTIVE MATERIALS INVENTORY RECONCILIATION

AND CALCULATION OF ACTUAL ANNUAL YIELD

TO:	NEUROCRINE BIOSCIENCES, INC.
FROM:	PATHEON UK LIMITED [or applicable Patheon Affiliate]

RE:	Active Materials annual inventory reconciliation report and calculation of Actual Annual Yield under Section 2.3(a) of the Master Manufacturing Services Agreement dated ● (the “Agreement”)

Reporting Year ending:

Active Materials on hand at beginning of Year:	kg	(A)

Active Materials on hand at end of Year:	kg	(B)

Quantity Received during Year:	kg	(C)

Quantity Dispensed[3] during Year:	kg	(D)
(A + C - B)

Quantity Converted during Year:	kg	(E)
(total Active Materials in Products produced and not rejected, recalled or returned or in work-in-process)

Active Materials Credit Value:	EUR / kg	(F)

Target Yield:	%	(G)

Actual Annual Yield:	%	(H)

((E / D) * 100)

[3]	Excludes any (i) Active Materials that must be retained by Patheon as samples, (ii) Active Materials contained in Product that must be retained as samples, (iii) Active Materials used in testing (if applicable), and (iv) Active Materials received or consumed in technical transfer activities or development activities, including, without limitation, any regulatory, stability, validation, or test batches manufactured during the Year.

Master Manufacturing Services Agreement

Shortfall Credit:	EUR	(I)
((G – 5) - H) / 100) * F * D	(if a negative number, insert zero)

Based on the foregoing reimbursement calculation Patheon will reimburse Client the amount of EUR                     .

Surplus Credit:	EUR	(J)
(H – G / 100) * F * D

Based on the foregoing reimbursement calculation Patheon may carry forward one Year a Surplus Credit in the amount of EUR                     .

Capitalized terms used in this report have the meanings given to the terms in the Agreement.

DATE:

PATHEON UK LIMITED
[or applicable Patheon Affiliate]

Per:
Name:
Title:

Master Manufacturing Services Agreement

EXHIBIT D

TECHNOLOGY TRANSFER AND SCALE-UP SERVICES

[…***…]

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